EXHIIBT 2.1

                         AGREEMENT AND PLAN OF MERGER

      AGREEMENT AND PLAN OF MERGER dated May 22, 1996, between Summit Bancorp., a New Jersey business corporation ("Summit"), and Central Jersey Financial Corporation, a New Jersey business corporation ("Central Jersey").

                             W I T N E S S E T H :

      WHEREAS, the respective boards of directors of Summit and Central Jersey deem it advisable and in the best interests of their respective shareholders to merge Central Jersey into Summit ("Merger") pursuant to the laws of the State of New Jersey and this Agreement and Plan of Merger ("Agreement");

      WHEREAS, the Board of Directors of Summit and Central Jersey have each determined that the Merger and the other transactions contemplated hereby are consistent with, and in furtherance of, their respective business strategies and goals;

      WHEREAS, to effectuate the Merger, the parties hereby adopt a plan of reorganization in accordance with the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended ( "Code");

      WHEREAS, Summit and Central Jersey intend on the date after the date of this Agreement and in consideration of this Agreement to enter into the Stock Option Agreement ("Option Agreement") attached hereto as Exhibit A; and

      WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain other terms and conditions of the Merger.

      NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein and in the Option Agreement, the parties hereto, intending to be legally bound, agree as follows:

                                   ARTICLE I.

                               GENERAL PROVISIONS

      Section 1.01. The Merger.

      (a) Upon the terms and subject to the conditions contained in this Agreement, at the Effective Time (as defined at Section 1.06), Central Jersey shall be merged with and into Summit pursuant to and in accordance with the provisions of, and with the effect provided in, the New Jersey Business Corporation Act, as amended ("New Jersey Act") (Summit as the surviving corporation being hereinafter sometimes referred to as the "Surviving Corporation").


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      Section 1.02.  Capital Stock of Summit. All shares of the capital stock of
Summit outstanding immediately prior to the Effective Time shall be unaffected by the Merger and shall remain outstanding immediately thereafter.

      Section 1.03. Terms of Conversion of Central Jersey Capital Stock.

      (a) At the Effective Time, by virtue of the Merger and without any action on the part of any shareholder of Central Jersey:

      (1) All shares of the Common Stock, no par value, of Central Jersey ("Central Jersey Stock") which immediately prior to the Effective Time are either owned beneficially by Summit or a subsidiary of Summit (other than Central Jersey Stock held in a fiduciary capacity or as a result of debts previously contracted), if any, or held in the treasury of Central Jersey, if any, shall be canceled and retired and no cash, securities or other consideration shall be paid or delivered under this Agreement in exchange for such Central Jersey Stock; and

      (2) Subject to Sections 1.03(a)(1), 1.03(a)(3) and 1.08, each share of Central Jersey Stock outstanding immediately prior to the Effective Time shall be converted at the Exchange Ratio (as determined in accordance with this Section 1.03(a)(2)) into the Common Stock, par value $1.20 per share, of Summit ("Summit Stock"). In the event the Average Price (as defined in Section 1.03(b) below) is:

            (i) equal to or greater than $32.57, the Exchange Ratio shall be .875 shares of Summit Stock for each share of Central Jersey Stock; or

            (ii) less than $32.57 but equal to or greater than $28.75, the Board of Directors of Central Jersey shall have the right, exercisable only until 11:59 p.m. on the third business day following the Determination Date (as defined in Section 9.01), to terminate this Agreement by giving Summit notice of such termination, referring to this Section 1.03(a)(2)(ii), and this Agreement shall be terminated pursuant to such notice, effective as of 11:59 p.m. on the third business day following receipt of such notice by Summit, unless Summit shall, prior to 11:59 p.m. on the third business day following receipt of such termination notice, send notice to Central Jersey agreeing that the Exchange Ratio shall be equal to the quotient obtained by dividing $28.50 by the Average Price, whereupon the Exchange Ratio shall be such number (rounded to the fourth decimal place) of shares of Summit Stock for each share of Central Jersey Stock.





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      (3)   In the event the  Average  Price is less than  $28.75,  the Board of
            Directors of Central Jersey shall have the right,  exercisable  only
            until  11:59  p.m.  on  the  third   business  day   following   the
            Determination Date, to terminate this Agreement by giving Summit notice of such termination, referring to this Section 1.03(a)(3), and this Agreement shall be terminated pursuant to such notice, effective upon receipt of such notice by Summit.

      (b) For  purposes of this Agreement:

      (1) "Average Price" means the average (rounded to the nearest penny) of the closing prices of a share of Summit Stock on the New York Stock Exchange - Composite Transactions Tape for the 10 consecutive trading days ending on the Determination Date as reported in The Wall Street Journal, or if not reported therein, as reported in an authoritative source mutually agreeable to Summit and Central Jersey.

      (2) "business day" shall mean a calendar day other than a Saturday, a Sunday or the weekdays that member banks of the Federal Reserve Board (as defined at Section 4.01) are permitted to close pursuant to regulations of the Federal Reserve Board.

      (c) In the event that, from the date hereof to the Effective Time, the outstanding Summit Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or there occurs other like changes in the outstanding shares of Summit Stock, the Exchange Ratio and, if necessary, the form and amount of Summit capital stock issuable in the Merger in exchange for Central Jersey Stock shall be appropriately adjusted so that Central Jersey shareholders who are entitled to receive Summit Stock pursuant to the provisions hereof shall be entitled to receive such number of shares of Summit Stock or other stock as they would have received if the Effective Time had occurred prior to the happening of such event.

      Section 1.04. Reservation of Summit Stock; Issuance of Shares Pursuant to the Merger. Summit shall reserve and make available for issuance to holders of Central Jersey Stock in connection with the Merger, on the terms and subject to the conditions of this Agreement, sufficient shares of Summit Stock (which shares, when issued and delivered, will be duly authorized, legally and validly issued, fully paid and non-assessable and subject to no preemptive rights). The shares of Summit Stock to be issued in accordance with this Agreement are sometimes referred to herein as the "Shares". Upon the terms and subject to the conditions of this Agreement, including the conversion of Central Jersey Stock according to the Exchange Ratio, Summit shall issue the Shares upon the effectiveness of the Merger to Central Jersey Shareholders (as defined in Section 1.07).

      Section 1.05. Exchange Agent Arrangements. Prior to the Effective Time, Summit shall appoint First Chicago Trust Company of New York, or another entity reasonably satisfactory to Central Jersey, as the exchange agent ("Exchange Agent") responsible for exchanging, in connection with and upon consummation of the Merger and subject to Sections 1.03 and 1.08, certificates

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representing  whole shares of Summit Stock ("Summit  Certificates")  and cash in lieu of fractional shares of Summit Stock for certificates  representing  shares
of  Central  Jersey  Stock  ("Central  Jersey   Certificates")   and,  upon  the
effectiveness of the Merger, Summit shall deliver to the Exchange Agent sufficient Summit Certificates and cash as shall be required to satisfy Summit's obligations to Central Jersey Shareholders hereunder.

      Section 1.06. Effective Time. The Merger shall be effective at the hour and on the date ("Effective Time") specified in the Certificate of Merger of Summit and Central Jersey required by this Agreement to be filed with the Secretary of State of the State of New Jersey in accordance with Section 14A:10-4.1 of the New Jersey Act ("Certificate of Merger"). Summit shall file the Certificate of Merger as promptly as practicable following the Closing (as defined at Section 9.01) but in no event later than one business day following the Closing Date (as defined at Section 9.01).

      Section 1.07. Exchange of Central Jersey Certificates.

      (a) After the Effective Time, each Central Jersey Shareholder (except Summit to the extent provided in Section 1.03), upon surrender of all Central Jersey Certificates to the Exchange Agent, shall be entitled to receive in exchange therefor a Summit Certificate representing the number of whole shares of Summit Stock such Central Jersey Shareholder is entitled to receive pursuant to the conversion effected by Section 1.03 and the terms of Section 1.08 and the cash payment (by check) such Central Jersey Shareholder may be entitled, pursuant to Section 1.08, to receive in lieu of a fractional share of Summit Stock. Until so surrendered, outstanding Central Jersey Certificates held by each Central Jersey Shareholder, other than Central Jersey Stock not converted pursuant to Section 1.03, shall be deemed for all purposes (other than as provided below with respect to unsurrendered Central Jersey Certificates and Summit's right to refuse payment of dividends or other distributions, if any, in respect of Summit Stock) to represent the number of whole shares of Summit Stock into which the shares of Central Jersey Stock have been converted and the right to receive cash in lieu of fractional shares of Summit Stock, if any, all as provided in Section 1.08. Until so surrendered, Summit may, at its option, refuse to pay to the holders of the unsurrendered Central Jersey Certificates dividends or other distributions, if any, payable to holders of Summit Stock; provided, however, that upon the surrender and exchange of Central Jersey Certificates following a dividend or other distribution by Summit there shall be paid to such Central Jersey Shareholders the amount, without interest, of dividends and other distributions, if any, which became payable prior thereto but which were not paid.

      (b) Holders of Central Jersey Certificates as of the Effective Time shall cease to be, and shall have no further rights as, shareholders of Central Jersey.

      (c) As promptly as practicable, but in no event more than 10 days, after the Exchange Agent receives an accurate and complete list of all holders of record of outstanding Central Jersey Stock as of the Effective Time ("Central Jersey Shareholders") (including the address and social security number of and the number of shares of Central Jersey Stock held by each Central Jersey Shareholder) from Central Jersey ("Final Shareholder List"), Summit shall cause the Exchange Agent

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to  send  to  each  Central  Jersey  Shareholder  instructions  and  transmittal materials for use in surrendering and exchanging Central Jersey Certificates for the Merger Consideration (as defined in Section 1.08 below). If Central Jersey
Certificates  are  properly   presented  to  the  Exchange  Agent  (with  proper
presentation including satisfaction of all requirements of the letter of transmittal), Summit shall as soon as practicable, but in no event more than 10 days, after the later to occur of such presentment or the receipt by the Exchange Agent of an accurate and complete Final Shareholder List from Central
Jersey  cause  the  Exchange  Agent  to  cancel  and  exchange   Central  Jersey
Certificates  for Summit  Certificates  and Cash In Lieu  Amounts (as defined in
Section 1.08 below), if any.

      (d) At and after the Effective Time there shall be no transfers on the stock transfer books of Central Jersey of the shares of Central Jersey Stock which were outstanding immediately prior to the Effective Time.

      Section 1.08. Fractional Shares. All Central Jersey Stock held in the aggregate by each Central Jersey Shareholder shall be multiplied by the Exchange Ratio to determine the number of shares of Summit Stock each such Central Jersey Shareholder is entitled to receive in the Merger. Each Central Jersey Shareholder shall be entitled to receive a Summit Certificate for the number of whole shares of Summit Stock resulting from such multiplication and cash in lieu of any fractional share of Summit Stock resulting from such multiplication in an amount ("Cash In Lieu Amount") determined by multiplying the fractional share interest to which such Central Jersey Shareholder would otherwise be entitled by the Average Price. The Shares and any Cash In Lieu Amounts payable in the Merger are sometimes collectively referred to herein as the "Merger Consideration".

      Section 1.09. Restated Certificate of Incorporation and By-Laws. The Restated Certificate of Incorporation of Summit in force immediately prior to the Effective Time shall be the Restated Certificate of Incorporation of the Surviving Corporation, except as duly amended thereafter and except to the extent such is affected by the Certificate of Merger. The By-Laws of Summit in force immediately prior to the Effective Time shall be the By-Laws of the Surviving Corporation, except as duly amended thereafter.

      Section 1.10. Board of Directors and Officers. The Board of Directors of the Surviving Corporation shall consist of the members of the Board of Directors of Summit at the Effective Time. The officers of the Surviving Corporation shall consist of the officers of Summit at the Effective Time. Such directors and officers shall serve as such for the terms prescribed in the Restated Certificate of Incorporation and By-Laws of Summit, or otherwise as provided by law or until their earlier deaths, resignation or removal.

      Section 1.11. Central Jersey Stock Options.

      (a) At the Effective Time, each holder of a Central Jersey Option (as defined below) shall be entitled to receive, in exchange for such Central Jersey Options, at the election of such holder, either:

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       (i)  cash  equal  to the Cash Value (as defined below) of the particular
            Central Jersey Option ("Cash Amount"); or

       (ii) (A) the whole shares of Summit Stock obtained by dividing the Cash Value of the particular Central Jersey Option by the Market Price of a share of Summit Stock , and (B) cash in lieu of any fractional share of Summit Stock resulting from such division determined by multiplying such fractional share amount by the Market Price of a share of Summit Stock (collectively, the "Stock Consideration").

Holders of Central Jersey Options shall deliver to Summit at the Closing (as defined at Section 9.01) an election to receive under this Section 1.11 either a Cash Amount or the Stock Consideration with respect to all Central Jersey Options held by such holder and holders failing to deliver such an election at the Closing shall be deemed to have elected to receive the Cash Amount with respect to all Central Jersey Options held by such holder. Summit shall send, no later than ten business days following the Effective Time, to each holder of a Central Jersey Option, as appropriate, (i) a check representing the aggregate Cash Value such holder may be entitled to receive pursuant to this Section 1.11, or (ii) a certificate representing the aggregate whole shares of Summit Stock such holder may be entitled to receive pursuant to this Section 1.11 and a check representing any cash such holder may be entitled to receive pursuant to this
Section 1.11 in lieu of a fractional share of Summit Stock; provided, however, that with respect to individuals holding more than one Central Jersey Option the aggregate whole shares of Summit Stock such holder is entitled to receive shall be determined by adding together the Cash Values of all such Central Jersey Options and dividing the resultant sum by the Market Price of a share of Summit Stock and cash such holder is entitled to receive shall be determined by multiplying the fractional share interest resulting from such division by the Market Price of a share of Summit Stock. The Central Jersey Options which become subject to this Section 1.11 shall be deemed terminated as of the Closing Date (as defined at Section 9.01) and Central Jersey shall not on or after the Closing Date issue Central Jersey Stock upon any attempted exercise of such Central Jersey Option. Central Jersey shall deliver to Summit at Closing a list of all Central Jersey Options (including the address and social security number of each holder thereof and the Central Jersey Options held by such holder broken down by plan, type (incentive or nonqualified), grant date, expiration date, exercise price and the number of shares of Central Jersey Stock subject thereto).

      (b) For purposes of this Section 1.11:

      (1) "Central Jersey Option" is hereby defined to mean a stock option for Central Jersey Stock outstanding on the date hereof granted under the Central Jersey 1993 Stock Option and Incentive Plan or Central Jersey Non-Employee Director Stock Option Plan ("Central Jersey Option Plans") or pursuant to
Section 4.05(g), and not subsequently exercised, terminated or expired prior to the Closing Date.

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      (2) "Cash Value" of a Central  Jersey  Option is hereby  defined to be the amount obtained by multiplying (A) the number of Summit Equivalent Shares (as defined below) represented by the particular Central Jersey Option, times (B) the difference obtained by subtracting the Summit Equivalent Exercise Price (as defined below) of the particular Central Jersey Option from the Market Price (as defined below) of a share of Summit Stock;

      (3) "Market Price" of a share of Summit Stock is hereby defined to mean the last sale price of a share of Summit Stock on the last trading day immediately preceeding the Closing Date as reported on the New York Stock Exchange--Composite Transactions List (by The Wall Street Journal or, in the event of its unavailability, by any other authoritative source agreeable to Summit and Central Jersey).

      (4) "Summit Equivalent Shares" is hereby defined to mean the number obtained by multiplying the number of shares of Central Jersey Stock covered by a particular Central Jersey Option times the Exchange Ratio.

      (5) "Summit Equivalent Exercise Price" is hereby defined to mean the number obtained by dividing the exercise price of the particular Central Jersey Option by the Exchange Ratio.

      Section 1.12. Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Central Jersey acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of Central Jersey or otherwise, all such deeds, bills of sale, assignments and assurances and to take, in the name and on behalf of Central Jersey, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

      Section 1.13. Unclaimed Merger Consideration. If, upon the expiration of one year following the Effective Time, Merger Consideration remains with the Exchange Agent due to the failure of Central Jersey Shareholders to surrender and exchange Central Jersey Certificates for Merger Consideration, Summit may, at its election, continue to retain the Exchange Agent for purposes of the surrender and exchange of Central Jersey Certificates or take possession of such unclaimed Merger Consideration, in which such latter case, Central Jersey Shareholders who have theretofore failed to surrender and exchange Central Jersey Certificates shall thereafter look only to Summit for payment of the Merger Consideration and the unpaid dividends and distributions on the Summit Stock constituting some or all of the Merger Consideration, without any interest thereon. Notwithstanding the foregoing, none of Summit, Central Jersey, the Exchange Agent or any other person shall be liable to any former holder of shares of Central Jersey Stock for any property properly

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delivered  to a public  official  pursuant  to  applicable  abandoned  property, escheat or similar laws.

      Section 1.14. Lost Central Jersey Certificates. In the event any Central Jersey Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Central Jersey Certificate to be lost, stolen or destroyed and, if required by Summit, the posting by such person of a bond in such amount as Summit may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Central Jersey Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Central Jersey Certificate the Merger Consideration deliverable in respect thereof pursuant to this Agreement.

      Section 1.15. Liquidation Account. The liquidation account established by Central Jersey pursuant to the plan of conversion adopted in connection with its conversion from mutual to stock form shall, to the extent required by applicable law, continue to be maintained after the Effective Time for the benefit of those persons and entities who were savings account holders of Central Jersey on March 31, 1984, and who continue from time to time to have rights therein.

                                  ARTICLE II.

               REPRESENTATIONS AND WARRANTIES OF CENTRAL JERSEY

      Central Jersey represents and warrants to Summit as follows:

      Section 2.01. Organization, Capital Stock.

      (a) Each of Central Jersey and its nonbank subsidiaries, including the nonbank subsidiaries of bank subsidiaries (the term "subsidiary", as used in this Agreement, shall mean any corporation or other organization of which 25% or more of the shares or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or other group performing similar functions with respect to such corporation or other organization is directly or indirectly owned), all of which are listed, together with their respective states of incorporation, on Central Jersey Schedule 2.01(a), is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, qualified to transact business in under the laws of all jurisdictions where the failure to be so qualified would be likely to have a material adverse effect on (i) the business, results of operations, assets or financial condition of Central Jersey and its subsidiaries on a consolidated basis, or (ii) the ability of Central Jersey to perform its obligations under, and to consummate the transactions contemplated by, this Agreement (a "Central Jersey Material Adverse Change"). However, a Central Jersey Material Adverse Change will not include a change resulting from a change in law, rule, regulation or generally accepted or regulatory accounting principles, or from any other matter affecting banking institutions or their holding companies generally. Each of Central Jersey and its subsidiaries has all corporate power and authority and all material licenses, franchises, certificates, permits and other governmental authorizations which are legally required to own and

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lease its  properties,  to occupy its premises and to engage in its business and activities as presently engaged in, and each has complied in all material respects with all applicable laws, regulations and orders.

      (b) Central Jersey is registered as a unitary savings and loan holding company under the Home Owners' Loan Act of 1933 ("HOLA").

      (c) Central Jersey or one of its subsidiaries is the holder and beneficial owner of all of the outstanding capital stock of all of Central Jersey's direct and indirect nonbank subsidiaries.

      (d) (1) The authorized capital stock of Central Jersey consists of 25,000,000 shares of Common Stock, each of no par value, and 15,000,000 shares, each of no par value, of Preferred Stock, and as of the date hereof there were issued and outstanding 2,668,269 shares of the Common Stock of Central Jersey and no shares of the Preferred Stock of Central Jersey.

           (2) All issued and outstanding shares of the capital stock of Central Jersey and of each of its nonbank subsidiaries have been fully paid, were duly authorized and validly issued, are non-assessable and have been issued pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") or an appropriate exemption from registration under the Securities Act and were not issued in violation of the preemptive rights of any shareholder.

          (3) Except as set forth above in this Section 2.01(d) or in Section 2.01(a), except for director and employee stock options outstanding under the Central Jersey Option Plans and except for Central Jersey Stock issuable in connection with the Central Jersey Option Plans, there are no other Equity Securities of Central Jersey or any subsidiary of Central Jersey outstanding, in existence, the subject of an agreement or reserved for issuance.

            (4) "Equity  Securities"  of an issuer means  capital stock or other equity securities of such issuer, options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any capital stock or other Equity Securities of such issuer, or contracts, commitments, understandings or arrangements by which such issuer is or may become bound to issue additional shares of its capital stock or other Equity Securities of such issuer, or options, warrants, scrip or rights to purchase, acquire, subscribe to, calls on or commitments for any shares of its capital stock or other Equity Securities.

           (5) There are no plans of Central Jersey providing for the granting of stock options, stock appreciation rights or other securities or derivative securities to directors or employees other than the Central Jersey Option Plans. The Central Jersey Option Plans, including all amendments thereto, have been approved by the shareholders of Central Jersey in accordance with the shareholder approval requirements of the Code and Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Copies of the Central Jersey Option Plans, including all amendments thereto, have been previously provided to Summit. All material information in the aggregate relating to

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outstanding grants under the Central Jersey Option Plans, including director and employee stock options and stock appreciation rights ("SARs") (including without limitation date of grant, expiration date, plan under which granted, type (if option, whether nonqualified or incentive; if SAR, whether or not granted in tandem with an option and, if so, the type of tandem option), exercise price, number of shares subject thereto) is set forth in Central Jersey Schedule 2.01(d)(5).

      (e) Central Jersey owns no bank subsidiary other than Central Jersey Savings Bank, SLA ("Bank")("bank" is hereby defined to include commercial banks, savings banks, private banks, trust companies, savings and loan associations, building and loan associations and similar institutions receiving deposits and making loans). Bank is a bank duly organized, validly existing, and in good standing under the laws of the State of New Jersey. Bank is duly authorized to conduct all activities and exercise all powers contemplated by applicable laws of the State of New Jersey, is an insured bank as defined in the Federal Deposit Insurance Act, and has all corporate power and authority and all material licenses, franchises, certificates, permits and other governmental authorizations which are legally required to own and lease its properties and assets, to occupy its premises, and to engage in its business and activities as presently engaged in, and has complied in all material respects with all applicable laws, regulations and orders.

      (f) The authorized and outstanding capital stock of Bank is as set forth on Central Jersey Schedule 2.01(f). Central Jersey is the holder and beneficial owner of all shares of the issued and outstanding capital stock of Bank, other than director qualifying shares. All issued and outstanding shares of the capital stock of Bank have been fully paid, were duly authorized and validly issued, are non-assessable, and were not issued in violation of the preemptive rights of any shareholder. No Equity Securities of Bank exist other than those set forth on Central Jersey Schedule 2.01(f). No options covering the capital stock of Bank, warrants to purchase or contracts to issue capital stock of Bank, or any other contracts, presently exercisable rights (including preemptive rights), commitments or convertible securities entitling anyone to acquire from Central Jersey or any of its subsidiaries or obligating them to issue any capital stock, or securities convertible into or exchangeable for shares of capital stock, of Bank are outstanding, in existence, or the subject of an agreement.

      (g) All Equity Securities of its direct and indirect subsidiaries beneficially owned by Central Jersey or a subsidiary of Central Jersey are held free and clear of any claims, liens, encumbrances or security interests.

      Section 2.02. Financial Statements. The financial statements and schedules contained or incorporated in (a) Central Jersey's annual report to shareholders for the fiscal year ended March 31, 1995, (b) Central Jersey's annual report on Form 10-K filed pursuant to the Exchange Act for the fiscal year ended March 31, 1995 and (c) Central Jersey's quarterly reports on Form 10-Q filed pursuant to the Exchange Act for the fiscal quarters ended June 30, 1995, September 30, 1995 and December 31, 1995 (the "Central Jersey Financial Statements") are true and correct in all material respects as of their respective dates and each fairly presents (subject, in the case of unaudited statements, to recurring audit adjustments normal in nature and amount), in accordance with generally accepted accounting principles the consolidated statements of condition, income, changes in stockholders' equity and cash flows of Central Jersey and its subsidiaries at its respective date and for the period to which it relates, except as may otherwise be described therein. The Central Jersey Financial Statements do not, as of the dates thereof, include any material asset or omit any material liability, absolute or contingent, or other fact, the inclusion or omission of which renders the Central Jersey Financial Statements, in light of the circumstances under which they were made, misleading in any respect.

      Section 2.03. No Conflicts. Except as set forth in Schedule 2.03, Central Jersey and each of its subsidiaries is not in, and has received no notice of, violation or breach of, or default under, nor will the execution, delivery and performance of this Agreement by Central Jersey, or the consummation of the transactions contemplated hereby including the Merger by Central Jersey upon the terms provided herein (assuming receipt of the Required Consents, as that term is defined in Section 4.01), violate, conflict with, result in the breach of, constitute a default under, give rise to a claim or right of termination, cancellation, revocation of, or acceleration under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the material rights, permits, licenses, assets or properties of Central Jersey or any of its subsidiaries or upon any of the Equity Securities of Central Jersey or any of its subsidiaries, or constitute an event which could, with the lapse of time, action or inaction by Central Jersey or any of its subsidiaries or a third party, or the giving of notice and failure to cure, result in any of the foregoing, under any of the terms, conditions or provisions, as the case may be, of:

     (a) the Certificate of Incorporation or the By-Laws of Central Jersey or any of its subsidiaries;

     (b) any applicable law, statute, rule, ruling, determination, ordinance or regulation of or agreement with any governmental or regulatory authority;

     (c) any judgment, order, writ, award, injunction or decree of any court or other governmental authority; or

     (d) any material note, bond, mortgage, indenture, lease, policy of insurance or indemnity, license, contract, agreement or other instrument;

to which Central Jersey or any of its subsidiaries is a party or by which Central Jersey or any of its subsidiaries or any of their assets or properties are bound or committed, the consequences of which individually or in the aggregate would be likely to result in a Central Jersey Material Adverse Change, or enable any person to enjoin the transactions contemplated hereby.

      Section 2.04. Absence of Undisclosed Liabilities. Central Jersey and its subsidiaries have no liabilities, whether contingent or absolute, direct or indirect, matured or unmatured (including but not limited to liabilities for federal, state and local taxes, penalties, assessments, lawsuits or claims against Central Jersey or any of its subsidiaries), and no loss contingency (as defined in Statement of

Financial Accounting Standards No. 5), other than (a) those reflected in the Central Jersey Financial Statements or disclosed in the notes thereto, (b) commitments made by Central Jersey or any of its subsidiaries in the ordinary course of its business which are not in the aggregate material in frequency or amount to Central Jersey and its subsidiaries, taken as a whole, and (c) liabilities arising in the ordinary course of its business since March 31, 1995, which are not in the aggregate material in frequency or amount to Central Jersey and its subsidiaries, taken as a whole. Other than as reported in the Forms 10-Q of Central Jersey referred to in Section 2.02, neither Central Jersey nor any of its subsidiaries has, since March 31, 1995, become obligated on any debt due in more than one year from the date of this Agreement in excess of $250,000, other than intra-corporate debt and deposits received, repurchase agreements and borrowings from the Federal Reserve Bank of New York or the Federal Home Loan Bank of New York or other like liabilities entered into in the ordinary course of business.

      Section 2.05. Absence of Litigation; Agreements with Bank Regulators. There is no outstanding order, injunction or decree of any court or governmental or self-regulatory body against or affecting Central Jersey or its subsidiaries which materially and adversely affects Central Jersey and its subsidiaries, taken as a whole, and there are no actions, arbitrations, claims, charges, suits, investigations or proceedings (formal or informal) material to Central Jersey and its subsidiaries, taken as a whole, pending or, to Central Jersey's knowledge, threatened, against or involving Central Jersey or any of its subsidiaries or their officers or directors (in their capacity as such) in law or equity or before any court, panel or governmental agency, except as disclosed in the Forms 10-K and 10-Q of Central Jersey referred to in Section 2.02 and in Central Jersey Schedule 2.05. Neither Bank nor Central Jersey is a party to any agreement or memorandum of understanding with, or is a party to any commitment letter to, or has submitted a board of directors resolution or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any governmental or regulatory authority which restricts materially the conduct of its business, or in any manner relates to material statutory or regulatory noncompliance discovered in any regulatory examinations, its capital adequacy, its credit or reserve policies or its management. Neither Bank nor Central Jersey has been advised by any governmental or regulatory authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any of the foregoing. Neither Bank nor Central Jersey has any reason to believe that it has failed to resolve to the satisfaction of the applicable regulatory agency any significant deficiencies cited by any such agency in its most recent examinations of each aspect of Bank's and Central Jersey's business.

      Section 2.06. Brokers' Fees. Central Jersey has entered into this Agreement with Summit as a result of direct negotiations without the assistance or efforts of any finder, broker, financial advisor or investment banker, other than Advest, Inc. ("Advest"). Central Jersey Schedule 2.06 consists of true and complete copies of all agreements between Central Jersey and Advest with respect to the transactions contemplated by this Agreement.

     Section 2.07. Material Filings. At the time of filing, all filings made by Central Jersey and its subsidiaries after December 31, 1989 with the SEC and the appropriate bank regulatory authorities do not or did not contain any untrue statement of a material fact and do not or did not omit to state any material fact required to be stated herein or therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. To the extent such filings were subject to the Securities Act or Exchange Act, such filings complied in all material respects with the Securities Act or Exchange Act, as appropriate, and all applicable rules and regulations thereunder of the SEC. Central Jersey has since December 31, 1993 timely made all filings required by the Securities Act and the Exchange Act.

      Section 2.08. Corporate Action. Assuming due execution and delivery by Summit, and subject to the requisite approval by the shareholders of Central Jersey of this Agreement, the Merger and the other transactions contemplated hereby in accordance with Central Jersey's Certificate of Incorporation and the New Jersey Act at a meeting of such holders to be duly called and held, Central Jersey has the corporate power and is duly authorized by all necessary corporate action to execute, deliver and perform this Agreement. The Board of Directors of Central Jersey has taken all action required by law, its Certificate of Incorporation, its By-Laws or otherwise (i) to authorize the execution and delivery of this Agreement and (ii) for shareholders of Central Jersey to approve this Agreement and the transactions contemplated hereby including the Merger by a simple majority of the votes cast at the meeting held in accordance with Section 4.03. This Agreement is a valid and binding agreement of Central Jersey enforceable in accordance with its terms except as such enforcement may be limited by applicable principles of equity, and by bankruptcy, insolvency, fraudulent transfer, moratorium or other similar laws of general applicability presently or hereafter in effect affecting the enforcement of creditors' rights generally and banks the deposits of which are insured by the Federal Deposit Insurance Corporation. The Board of Directors of Central Jersey in authorizing the execution of this Agreement has determined, at the date of this Agreement, to recommend to the shareholders of Central Jersey the approval of this Agreement, the Merger and the other transactions contemplated hereby.

      Section 2.09. Absence of Changes. There has not been, since December 31, 1995, any Central Jersey Material Adverse Change reported in the Forms 10-Q of Central Jersey referred to in Section 2.02. Except as disclosed in Central Jersey Schedule 2.09 or reported in the Forms 10-Q of Central Jersey referred to in Section 2.02, neither Central Jersey nor any of its subsidiaries has since March 31, 1995: (a) (i) declared, set aside or paid any dividend or other distribution in respect of its capital stock, other than dividends from subsidiaries to Central Jersey or other subsidiaries of Central Jersey and an ordinary cash dividend of $.12 per share per fiscal quarter, or, (ii) directly or indirectly, purchased, redeemed or otherwise acquired any shares of such stock held by persons other than Central Jersey and its subsidiaries, other than the redemption by Central Jersey of its 7% Convertible Subordinated Debentures, due April 1, 2003, and related conversion into Central Jersey Stock; (b) incurred current liabilities since that date other than in the ordinary course of business; (c) sold, exchanged or otherwise disposed of any of their assets except in the ordinary course of business; (d) made any officers' salary increase or wage increase not consistent with past practices, entered into any employment, consulting, severance or change of control contract with any present or former director, officer or salaried employee, or instituted any employee or director welfare, bonus, stock option, profit-sharing, retirement, severance or other benefit plan or arrangement or modified any of the foregoing so as to increase its obligations thereunder in any material respect; (e) suffered any taking by condemnation or eminent domain or other damage, destruction or loss in excess of $50,000, whether or not covered by insurance, adversely affecting its business, property or assets, or waived any rights of value in excess of $50,000; (f) entered into any transactions which in the aggregate exceeded
$250,000 other than in the ordinary course of business; or (g) acquired the assets or capital stock of another company, except in a fiduciary capacity or in the course of securing or collecting loans or leases.

      Section 2.10. Allowance for Loan and Lease Losses. To the knowledge of Central Jersey, at March 31, 1995 and thereafter the allowances for loan and lease losses of Central Jersey and its subsidiaries were and are adequate in all material respects to provide for all losses on loans and leases outstanding and, to the best of Central Jersey's knowledge, the loan and lease portfolios of Central Jersey in excess of such allowances are collectible in the ordinary course of business. Central Jersey Schedule 2.10 constitutes a list of all loans and leases made by Central Jersey or any of its subsidiaries that have been "classified" as to quality by any internal or external auditor, accountant or examiner, and such list is accurate and complete in all material respects.

      Section 2.11. Taxes and Tax Returns. Neither Central Jersey nor any of its subsidiaries has at any time filed a consent pursuant to Section 341(f) of the Code or consented to have the provisions of Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by Central Jersey or any of its subsidiaries. None of the property being acquired by Summit or its subsidiaries in the Merger is property which Summit or its subsidiaries will be required to treat as being owned by any other person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986 or is "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code. Amounts required to be withheld have been withheld from employees by Central Jersey and each of its subsidiaries for all periods in compliance with the tax, social security, unemployment and other applicable withholding provisions of applicable federal, state and local law. Proper and accurate federal, state and local returns have been timely filed by Central Jersey and each of its subsidiaries for all periods for which returns were due, including with respect to employee income tax withholding, social security, unemployment and other applicable taxes, and the amounts shown thereon to be due and payable have been paid in full or adequate provision therefor has been included on the books of Central Jersey or its appropriate subsidiary.
Neither Central Jersey nor any of its subsidiaries is required to file tax returns with any state other than the State of New Jersey. Provision has been made on the books of Central Jersey or its appropriate subsidiary for all unpaid taxes, whether or not disputed, that may become due and payable by Central Jersey or any of its subsidiaries in future periods in respect of transactions, sales or services previously occurring or performed. The Internal Revenue Service ("IRS") has audited the consolidated federal income tax returns of Central Jersey for all taxable years ended on or prior to March 31, 1992 and the State of New Jersey has not audited the New Jersey income tax returns of Central Jersey and its subsidiaries during the past nine years. Neither Central Jersey nor any of its subsidiaries has been notified that it is subject to an audit or review of its tax returns by any state other than the State of New Jersey.
Central Jersey is not and has not been a United States real property holding corporation as defined in Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Neither Central Jersey nor any of its subsidiaries is currently a party to any tax sharing or similar agreement with any third party. There are no material matters, assessments, notices of deficiency, demands for taxes, proceedings, audits or proposed deficiencies pending or, to Central Jersey's knowledge, threatened against Central Jersey or any of its subsidiaries and there have been no waivers of statutes of limitations or agreements related to assessments or collection in respect of any federal, state or local taxes. Neither Central Jersey nor any of its subsidiaries has agreed to or is required to make any adjustment pursuant to
Section 481(a) of the Code by reason of a change in accounting method initiated by Central Jersey or any of its subsidiaries, and neither Central Jersey nor any of its subsidiaries has any knowledge that the IRS has proposed any such adjustment or change in accounting method. Central Jersey and its subsidiaries have complied in all material respects with all requirements relating to information reporting and withholding (including back-up withholding) and other requirements relating to the reporting of interest, dividends and other reportable payments under the Code and state and local tax laws and the regulations promulgated thereunder and other requirements relating to reporting under federal law including record keeping and reporting on monetary instruments transactions.

      Section 2.12. Properties. To the knowledge of Central Jersey, it has, directly or through its subsidiaries, good and marketable title to all of its properties and assets, tangible and intangible, including those reflected in the most recent consolidated balance sheet included in the Central Jersey Financial Statements (except individual properties and assets disposed of since that date in the ordinary course of business), which properties and assets are not subject to any mortgage, pledge, lien, charge or encumbrance other than as reflected in the Central Jersey Financial Statements or which in the aggregate do not materially adversely affect or impair the operation of Central Jersey and its subsidiaries taken as a whole. Central Jersey and each of its subsidiaries enjoys peaceful and undisturbed possession under all material leases under which it or any of its subsidiaries is the lessee, where the failure to enjoy such peaceful and undisturbed possession would be likely to result in a Central Jersey Material Adverse Change, and none of such leases contains any unusual or burdensome provision which would be likely to materially and adversely affect or impair the operations of Bank and its subsidiaries taken as a whole.

      Section 2.13. Condition of Properties; Insurance. All real and tangible personal properties owned by Central Jersey or any of its subsidiaries or used by Central Jersey or any of its subsidiaries in its business are in a good state of maintenance and repair, are in good operating condition, subject to normal wear and tear, conform in all material respects to all applicable ordinances, regulations and zoning laws, and are adequate for the business conducted by Central Jersey or such subsidiary subject to exceptions which are not, in the aggregate, material to Central Jersey and its subsidiaries, taken as a whole. Central Jersey and each of its subsidiaries maintains insurance (with companies which, to the best of Central Jersey's knowledge, are authorized to do business in New Jersey) against loss relating to such properties in amounts which are customary, usual and prudent for corporations or banks, as the case may be, of their size. Such policies are in full force and effect and are carried in an amount and form and are otherwise adequate to protect Central Jersey and each of its subsidiaries from any adverse loss resulting from risks and liabilities reasonably foreseeable at the date hereof, and are disclosed on Central Jersey
Schedule 2.13. All material claims thereunder have been filed in a due and timely fashion. Since December 31, 1991, neither Central Jersey nor any of its subsidiaries has ever been refused insurance for which it has applied or had any policy of insurance terminated (other than at its request).

      Section 2.14. Contracts.

      (a) Except as set forth in Central Jersey Schedule 2.14(a), neither Central Jersey nor any of its subsidiaries is a party to and neither they nor any of their assets are bound by any written or oral lease or license with respect to any property, real or personal, as tenant or licensee involving an annual consideration in excess of $50,000.

      (b) Except as set forth in Central Jersey Schedule 2.14(b), neither Central Jersey nor any of its subsidiaries is a party to and neither they nor any of their assets is bound by any written or oral: (i) employment or severance contract (including, without limitation, any collective bargaining contract or union agreement) which is not terminable without penalty by Central Jersey or a subsidiary, as appropriate, on 60 days or less notice; (ii) contract or commitment for capital expenditures in excess of $75,000 in the aggregate for any one project or in excess of $250,000 in the aggregate for all projects;
(iii) contract or commitment whether or not made in the ordinary course of business for the purchase of materials or supplies or for the performance of services involving consideration in excess of $50,000 (including advertising and consulting agreements, data processing agreements, and retainer agreements with attorneys, accountants, actuaries, or other professionals); (iv) contract or option to purchase or sell any real or personal property other than OREO property involving consideration in excess of $75,000; or (v) other contracts material to the business of Central Jersey and its subsidiaries taken as a whole and not made in the ordinary course of business.

      (c) Neither Central Jersey nor any of its subsidiaries is a party to or otherwise bound by any contract, agreement, plan, lease, license, commitment or undertaking which, in the reasonable opinion of management of Central Jersey, is materially adverse, onerous, or harmful to any aspect of the business of Central Jersey and its subsidiaries taken as a whole.

      Section 2.15. Pension and Benefit Plans.

      (a) Neither Central Jersey nor any of its subsidiaries maintains an employee pension benefit plan, within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or has made any contributions to any such employee pension benefit plan, except employee pension benefit plans listed in Central Jersey Schedule 2.15(a) (individually a "Central Jersey Plan" and collectively the "Central Jersey Plans"). In its present form each Central Jersey Plan complies in all material respects with all applicable requirements under ERISA and the Code. Each Central Jersey Plan and the trust created thereunder is qualified and exempt under Sections 401(a) and 501(a) of the Code, and Central Jersey or the subsidiary whose employees are covered by such Central Jersey Plan has received from the IRS a determination letter to that effect. No event has occurred and there has been no omission or failure to act which would adversely affect such qualification or exemption. Each Central Jersey Plan has been administered and communicated to the participants and beneficiaries in all material respects in accordance with its terms and ERISA. No employee or agent of Central Jersey or any subsidiary whose employees are covered by a Central Jersey Plan has engaged in any action or failed to act in such manner that, as a result of such action or failure, (i) the IRS could revoke, or refuse to issue (as the case may be), a favorable determination as to such Central Jersey Plan's qualification and the associated trust's exemption or impose any liability or penalty under the Code, or (ii) a participant or beneficiary or a nonparticipating employee has been denied benefits properly due or to become due under such Central Jersey Plan or has been misled as to his or her rights under such Central Jersey Plan. No Central Jersey Plan is subject to Section 412 of the Code or Title IV of ERISA. No person has engaged in any prohibited transaction involving any Central Jersey Plan or associated trust within the meaning of Section 406 of ERISA or Section 4975 of the Code. There are no pending or threatened claims (other than routine claims for benefits) against the Central Jersey Plans or any fiduciary thereof which would subject Central Jersey or any of its subsidiaries to a material liability. All reports, filings, returns and disclosures and other communications which have been required to be made to the participants and beneficiaries, other employees, the Pension Benefit Guaranty Corporation ("PBGC"), the SEC, the IRS, the U.S. Department of Labor or any other governmental agency pursuant to the Code, ERISA, or other applicable statute or regulation have been made in a timely manner and all such reports, communications, filings, returns and disclosures were true and correct in all material respects. No liability has been, or is likely to be, incurred on account of delinquent or incomplete compliance or failure to comply with such requirements. "ERISA Affiliate" where used in this Agreement means any trade or business (whether or not incorporated) which is a member of a group of which Central Jersey is a member and which is under common control within the meaning of Section 414 of the Code. There are no unfunded benefit or pension plans or arrangements, or any individual agreements whether qualified or not, to which Central Jersey or any of its subsidiaries or ERISA affiliates has any obligation to contribute. There has been no change in control of any Central Jersey Plan since the last effective date of any such change of control disclosed to Summit in Schedule 2.15(a).

      (b) All bonus, deferred compensation, profit-sharing, retirement, pension, stock option, stock award and stock purchase plans and all other employee benefit plans, including medical, major medical, disability, life insurance or dental plans covering employees generally maintained by Central Jersey or any of its subsidiaries other than the Central Jersey Plans with an annual cost in excess of $25,000  (collectively  "Benefit  Plans") are listed in Central Jersey
Schedule 2.15(b) (unless already listed in Central Jersey Schedule 2.15(a)) and comply in all material respects with all applicable requirements imposed by the Securities Act, the Exchange Act, ERISA, the Code, and all applicable rules and regulations thereunder. The Benefit Plans have been administered and communicated to the participants and beneficiaries in all material respects in accordance with their terms and ERISA, and no employee or agent of Central Jersey or any of its subsidiaries has engaged in any action or failed to act in such manner that, as a result of such action or failure: (i) the IRS could revoke, or refuse to issue, a favorable determination as to a Benefit Plan's qualification and any associated trust's exemption or impose any liability or penalty under the Code; or (ii) a participant or beneficiary or a nonparticipating employee has been denied benefits properly due or to become due under the Benefit Plans or has been misled as to their rights under the Benefit Plans. There are no pending or threatened claims (other than routine claims for benefits) against the Benefit Plans which would subject Central Jersey or any of its subsidiaries to liability. Any trust which is intended to be tax-exempt has received a determination letter from the IRS to that effect and no event has occurred which would adversely affect such exemption. All reports, filings, returns and disclosures required to be made to the participants and beneficiaries, other employees of Central Jersey or any of its subsidiaries, the PBGC, the SEC, the IRS, the U.S. Department of Labor and any other governmental agency pursuant to the Code, ERISA, or other applicable statute or regulation, if any, have been made in a timely manner and all such reports, filings, returns and disclosures were true and correct in all material respects. No material liability has been, or is likely to be, incurred on account of delinquent or incomplete compliance or failure to comply with such requirements.

      Section 2.16. Fidelity Bonds. Since at least January 1, 1991, Central Jersey and each of its subsidiaries has continuously maintained fidelity bonds insuring them against acts of dishonesty in such amounts as are customary, usual and prudent for organizations of its size and business. All material claims thereunder have been filed in a due and timely fashion. Since January 1, 1991, the aggregate amount of all claims under such bonds has not exceeded the policy limits of such bonds (excluding, except in the case of excess coverage, a deductible amount of not more than $50,000) and neither Central Jersey nor any of its subsidiaries is aware of any facts which would form the basis of a claim or claims under such bonds aggregating in excess of the applicable deductible amounts under such bonds. Neither Central Jersey nor any of its subsidiaries has reason to believe that its respective fidelity coverage will not be renewed by its carrier on substantially the same terms as the existing coverage, except for possible premium increases unrelated to Central Jersey's and its subsidiaries' past claim experience.

      Section 2.17. Labor Matters. Hours worked by and payment made to employees of Central Jersey and each of its subsidiaries have not been in violation of the Fair Labor Standards Act or any applicable law dealing with such matters; and all payments due from Central Jersey and each of its subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of Central Jersey or its appropriate subsidiary. Central Jersey is in compliance with all other laws and regulations relating to the employment of labor, including all such laws and regulations relating to collective bargaining, discrimination, civil rights, safety and health, plant closing (including the Worker Adjustment Retraining and Notification Act), workers' compensation and the collection and payment of withholding and Social Security and similar taxes. No labor dispute, strike or other work stoppage has occurred and is continuing or is to its knowledge threatened with respect to Central Jersey or any of its subsidiaries. Since December 31, 1992, no employee of Central Jersey or any of its subsidiaries has been terminated, suspended, disciplined or dismissed under circumstances that are reasonably likely to result in a material liability. No employees of Central Jersey or any of its subsidiaries are unionized nor has such union representation been requested by any group of employees or any other person within the last two years. There are no organizing activities involving Central Jersey pending with, or, to the knowledge of Central Jersey, threatened by, any labor organization or group of employees of Central Jersey.

      Section 2.18. Books and Records. The minute books of Central Jersey and each of its subsidiaries contain, in all material respects, complete and accurate records of and fairly reflect all actions taken at all meetings and accurately reflect all other corporate action of the shareholders and the boards of directors and each committee thereof. The books and records of Central Jersey and each of its subsidiaries fairly and accurately reflect the transactions to which Central Jersey and each of its subsidiaries is or has been a party or by which their properties are subject or bound, and such books and records have been properly kept and maintained.

      Section 2.19. Concentrations of Credit. No customer or affiliated group of customers (i) is owed by Central Jersey or any subsidiary of Central Jersey an aggregate amount equal to more than 5% of the shareholders' equity of Central Jersey or such subsidiary (including deposits, other debts and contingent liabilities) or (ii) owes to Central Jersey or any of its subsidiaries an aggregate amount equal to more than 5% of the shareholders' equity of Central Jersey or such subsidiary (including loans and other debts, guarantees of debts of third parties, and other contingent liabilities).

      Section 2.20. Trademarks and Copyrights. Neither Central Jersey nor any of its subsidiaries has received notice or otherwise knows that the manner in which Central Jersey or any of its subsidiaries conducts its business including its current use of any material trademark, trade name, service mark or copyright violates asserted rights of others in any trademark, trade name, service mark, copyright or other proprietary right.

      Section 2.21 Equity Interests. Neither Central Jersey nor any of its subsidiaries owns, directly or indirectly, except for the equity interest of Central Jersey in Bank, any equity interest, other than by virtue of a security interest securing an obligation not presently in default, in any bank, corporation, partnership or other entity, except: (a) in a fiduciary capacity; or (b) an interest valued at less than $25,000 acquired in connection with a debt previously contracted.

      Section 2.22. Environmental Matters.

      (a) Except as disclosed in Schedule 2.22 or in the Forms 10-K and 10-Q of Central Jersey referred to in Section 2.02 hereof:

      (1) No Hazardous Substances (as hereinafter defined) have been stored, treated, dumped, spilled, disposed, discharged, released or deposited at, under or on (1) any property now owned, occupied, leased or held or managed in a representative or fiduciary capacity ("Present Property") by Central Jersey or any of its subsidiaries, (2) any property previously owned, occupied, leased or held or managed in a representative or fiduciary capacity ("Former Property") by Central Jersey or any of its subsidiaries during the time of such previous ownership, occupancy, lease; holding or management or (3) any Participation Facility (as hereinafter defined) during the time that Central Jersey or any of its subsidiaries participated in the management of, or may be deemed to be or to have been an owner or operator of, such Participation Facility;

      (2) Neither Central Jersey nor any of its subsidiaries has disposed of, or arranged for the disposal of, Hazardous Substances from any Present
      Property, Former Property or Participation Facility, and no owner or operator of a Participation Facility disposed of, or arranged for the disposal of, Hazardous Substances from a Participation Facility during the time that Central Jersey or any of its subsidiaries participated in the management of, or may be deemed to be or to have been an owner or operator of, such Participation Facility;

      (3) No Hazardous Substances have been stored, treated, dumped, spilled, disposed, discharged, released or deposited at, under or on any Loan Property (as hereinafter defined), nor is there, with respect to any such Loan Property, any violation of environmental law which could materially adversely affect the value of such Loan Property to an extent which could prevent or delay Central Jersey or any of its subsidiaries from recovering the full value of its loan in the event of a foreclosure on such Loan Property.

      (b)  Neither  Central  Jersey  nor  any  subsidiary  (i) is  aware  of any investigations contemplated, pending or completed by any environmental regulatory authority with respect to any Present Property, Former Property, Loan Property or Participation Facility, (ii) has received any information requests from any environmental regulatory authority, or (iii) been named as a potentially responsible or liable party in any Superfund, Resource Conservation and Recovery Act, Toxic Substances Control Act or Clean Water Act proceeding or other equivalent state or federal proceeding.

      (c) As used in this Agreement, (a) "Participation Facility" shall mean any property or facility of which the relevant person or entity (i) has at any time participated in the management or (ii) may be deemed to be or to have been an owner or operator, (b) "Loan Property" shall mean any real property in which the relevant person or entity holds a security interest in an amount greater than $30,000 and (c) "Hazardous Substances" shall mean (i) any flammable substances, explosives, radioactive materials, hazardous materials, hazardous substances, hazardous wastes, toxic substances, pollutants, contaminants and any related materials or substances specified in any applicable Federal or state law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient or indoor air, surface water, groundwater, land surface or subsurface strata) and (ii) friable asbestos, polychlorinated biphenyls, urea formaldehyde, and petroleum and petroleum-containing products and wastes.

      It shall be considered material for all purposes of this Agreement if the cost of taking all remedial or other corrective actions and measures (as required by applicable law, as recommended or suggested by phase two investigation reports or as may be prudent in light of serious life, health or safety concerns) with respect to matters required to be disclosed pursuant to this Section 2.22 but not so disclosed, is in the aggregate in excess of $1,000,000, as reasonably estimated by an environmental expert retained for such purpose by Summit at its sole expense, or if the cost of such actions and measures cannot be so reasonably estimated by such expert to be such amount or less with any reasonable degree of certainty.

      Section 2.23 Accounting, Tax and Regulatory Matters. Neither Central Jersey nor any of its subsidiaries has taken or agreed to take any action or has any knowledge of any fact or circumstance that would (i) prevent the transactions contemplated hereby from qualifying as a reorganization within the meaning of Section 368 of the Code or (ii) materially impede or delay receipt of any approval referred to in Section 4.01 or the consummation of the transactions contemplated by this Agreement.

                                 ARTICLE III.

                   REPRESENTATIONS AND WARRANTIES OF SUMMIT

      Summit represents and warrants to Central Jersey as follows:

      Section 3.01. Organization, Capital Stock.

      (a) Summit is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey with authorized capital stock consisting of 130,000,000 shares of Common Stock, each of par value $1.20, of which 93,504,424 shares were issued and outstanding as of April 30, 1996 and 4,000,000 shares of Preferred Stock, each without par value, of which 600,166 shares of Series B Adjustable Rate Cumulative Preferred Stock ($50 stated value) and 504,481 shares of Series C Adjustable Rate Cumulative Preferred Stock ($25 stated value) were issued and outstanding and 1,000,000 shares of Series R Preferred Stock were reserved for issuance as of April 30, 1996.

      (b) Summit is qualified to transact business in and is in good standing under the laws of all jurisdictions where the failure to be so qualified would have a material adverse effect on (i) the business, results of operations, assets or financial condition of Summit and its subsidiaries on a consolidated basis, or (ii) the ability of Summit to perform its obligations under, and to consummate the transactions contemplated by, this Agreement (a "Summit Material Adverse Change"). However, a Summit Material Adverse Change will not include a change resulting from a change in law, rule, regulation or generally accepted or regulatory accounting principles, or from any other matter affecting financial institutions or their holding companies generally. The bank subsidiaries of Summit are duly organized, validly existing and in good standing under the laws of their jurisdiction of organization. Summit and its bank subsidiaries have all corporate power and authority and all material licenses, franchises, certificates, permits and other governmental authorizations which are legally required to own and lease their respective properties, occupy their respective premises, and to engage in their respective businesses and activities as presently engaged in. Summit is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended ("Bank Holding Company Act").

      (c) All issued shares of the capital stock of Summit and of each of its bank subsidiaries have been fully paid, were duly authorized and validly issued, are non-assessable, have been issued pursuant to an effective registration statement and current prospectus under the Securities Act or an appropriate exemption from registration under the Securities Act and were not issued in violation of the preemptive rights of any shareholder. Summit or one of its subsidiaries is the holder and beneficial owner of all of the issued and outstanding capital stock of its bank subsidiaries. No options covering capital stock of Summit or any of its bank subsidiaries, warrants to purchase or contracts to issue capital stock of Summit or any of its bank subsidiaries, or any other contracts, rights (including preemptive rights), commitments or convertible securities entitling anyone to acquire from Summit or any of its subsidiaries or obligating them to issue any capital stock, or securities convertible into or exchangeable for shares of capital stock, of Summit or any of its bank subsidiaries are outstanding, in existence, or the subject of an agreement, except for Summit Stock issuable upon the exercise of employee stock options granted under stock option plans of Summit, Summit Stock issuable pursuant to Summit's Dividend Reinvestment and Stock Purchase Plan, Savings Incentive Plan and 1993 Incentive Stock and Option Plan and Series R Preferred Stock issuable pursuant to the Summit Shareholder Rights Plan.

      (d) All Equity Securities of its direct and indirect subsidiaries beneficially owned by Summit or a subsidiary of Summit are held free and clear of any claims, liens, encumbrances or security interests.

      Section 3.02. Financial Statements. The financial statements and schedules contained or incorporated in Summit's (a) annual report to shareholders for the fiscal year ended December 31, 1995, (b) annual report on Form 10-K pursuant to the Exchange Act for the fiscal year ended December 31, 1995 and (c) quarterly report on Form 10-Q pursuant to the Exchange Act for the fiscal quarter ended March 31, 1996 (the "Summit Financial Statements") are true and correct in all material respects as of their respective dates and each fairly presents, in accordance with generally accepted accounting principles consistently applied, the consolidated balance sheets, statements of income, statements of shareholders' equity and statements of cash flows of Summit and its subsidiaries at its respective date and for the period to which it relates. Except as may otherwise be described therein or in the related notes or in accountants' reports thereon, the Summit Financial Statements were prepared in accordance with generally accepted accounting principles consistently applied. The Summit Financial Statements do not, as of the dates thereof, include any material asset or omit any material liability, absolute or contingent, or other fact, the inclusion or omission of which renders the Summit Financial Statements, in light of the circumstances under which they were made, misleading in any respect.

      Section 3.03. No Conflicts. Summit is not in, and has received no notice of, violation or breach of, or default under, nor will the execution, delivery and performance of this Agreement by Summit, or the consummation of the Merger by Summit upon the terms and conditions provided herein (assuming receipt of the Required Consents), violate, conflict with, result in the breach of, constitute a default under, give rise to a claim or right of termination, cancellation, revocation of, or acceleration under, or result in the creation or imposition of any lien, charge or encumbrance upon any rights, permits, licenses, assets or properties material to Summit and its subsidiaries, taken as a whole, or upon any of the capital stock of Summit, or constitute an event which could, with the lapse of time, action or inaction by Summit, or a third party, or the giving of notice and failure to cure, result in any of the foregoing, under any of the terms, conditions or provisions, as the case may be, of:

     (a) the Restated Certificate of Incorporation or the By-Laws of Summit;

     (b) any law, statute, rule, ruling, determination, ordinance, or regulation of any governmental or regulatory authority;

     (c) any judgment, order, writ, award, injunction, or decree of any court or other governmental authority; or

     (d) any material note, bond, mortgage, indenture, lease, policy of insurance or indemnity, license, contract, agreement, or other instrument;

to which Summit is a party or by which Summit, or any of its assets or properties are bound or committed, the consequences of which would be a Summit Material Adverse Change, or enable any person to enjoin the transactions contemplated hereby.

      Section 3.04. Absence of Litigation, Agreements with Bank Regulators. There is no outstanding order, injunction, or decree of any court or governmental or self-regulatory body against or affecting Summit or its subsidiaries which materially and adversely affects Summit and its subsidiaries, taken as a whole, and there are no actions, arbitrations, claims, charges, suits, investigations or proceedings (formal or informal) material to Summit and its subsidiaries, taken as a whole, pending or, to Summit's knowledge, threatened, against or involving Summit or their officers or directors (in their capacity as such) in law or equity or before any court, panel or governmental agency, except as disclosed in the Forms 10-K and 10-Q of Summit referred to in
Section 3.02 or as previously provided to Central Jersey. Neither Summit nor any bank subsidiary of Summit is a party to any agreement or memorandum of understanding with, or is a party to any commitment letter to, or has submitted a board of directors resolution or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any governmental or regulatory authority which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies or its management. Neither Summit nor any bank subsidiary of Summit, has been advised by any governmental or regulatory authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any of the foregoing. Summit and the bank subsidiaries of Summit have resolved to the satisfaction of the applicable regulatory agency any significant deficiencies cited by any such agency in its most recent examinations of each aspect of Summit or such bank subsidiary's business except for examinations, if any, received within the 30 days prior to the date hereof.

      Section 3.05. Material Information. At the time of filing, all filings made by Summit and its subsidiaries after December 31, 1989 with the SEC and appropriate bank regulatory authorities do not contain any untrue statement of a material fact and do not omit to state any material fact required to be stated herein or therein or necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. To the extent such filings were subject to the Securities Act or Exchange Act, such filings complied in all material respects with the Securities Act or Exchange Act, as appropriate, and all applicable rules and regulations thereunder of the SEC. Summit has timely made all filings required by the Securities Act and the Exchange Act.

      Section 3.06. Corporate Action. Assuming due execution and delivery by Central Jersey, Summit has the corporate power and is duly authorized by all necessary corporate action to execute, deliver, and perform this Agreement. The Board of Directors of Summit has taken all action required by law or by the Restated Certificate of Incorporation or By-Laws of Summit or otherwise to authorize the execution and delivery of this Agreement. Approval by the shareholders of Summit of this Agreement, the Merger or the transactions contemplated by this Agreement are not required by applicable law. This Agreement is a valid and binding agreement of Summit enforceable in accordance with its terms except as such enforcement may be limited by applicable principles of equity, and by bankruptcy, insolvency, moratorium or other similar laws presently or hereafter in effect affecting the enforcement of creditors' rights generally.

      Section 3.07. Absence of Changes. Except as disclosed in the Summit Financial Statements, there has not been, since December 31, 1995, any Summit Material Adverse Change and there is no matter or fact which may result in any such Summit Material Adverse Change in the future.

      Section 3.08. Non-bank Subsidiaries. The non-bank subsidiaries of Summit did not, taken in the aggregate, constitute a "significant subsidiary" of Summit, as that term is defined in Rule 1-02(v) of Regulation S-X of the SEC (17 CFR ss.210.1-02(v)), at December 31, 1995.

      Section 3.09. Absence of Undisclosed Liabilities. The Summit Financial Statements are prepared on an accrual basis and reflect all known assets and liabilities. There are no material undisclosed liabilities, whether contingent or absolute, direct or indirect..

      Section 3.10. Environmental Matters.

      (a) Except as disclosed in the Forms 10-K and 10-Q of Summit referred to in Section 3.02 hereof:

      (1) no Hazardous Substances have been stored, treated, dumped, spilled, disposed, discharged, released or deposited at, under or on any (i) Present Property of Summit or a subsidiary, (ii) Former Property of Summit or a subsidiary during the time of previous ownership, occupancy or lease, or (iii) Participation Facility during the time that Summit or a subsidiary participated in the management of, or may be deemed to be or to have been an owner or operator of, such facility, where such storage, treatment, dumping, spilling, disposing, discharging, releasing, or depositing would have a material adverse effect on Summit and its subsidiaries, taken as a whole;

      (2) neither Summit nor any subsidiary has disposed of or arranged for the disposal of Hazardous Substances from any Present Property, Former Property or Participation Facility, and no owner or operator of a Participation Facility disposed of, or arranged for the disposal of, Hazardous Substances from a Participation Facility during the time that Summit or any subsidiary participated in the management of, or may be deemed to be or to have been an owner or operator of such Participation Facility, where such disposal or arranging for disposal would have a material adverse effect on Summit and its subsidiaries, taken as a whole;

      (3) no Hazardous Substances have been stored, treated, dumped, spilled, disposed, discharged, released or deposited at, under or on any Loan Property, nor is there with respect to any Loan Property any violation of an environmental law, where such storage, treatment, dumping, spilling, disposing, discharging, releasing, depositing or violation would have a material adverse effect on Summit and its subsidiaries, taken as a whole.

      (b) Neither Summit nor any subsidiary (i) is aware of any investigations contemplated, pending or completed by any environmental regulatory authority with respect to any Present Property, Former Property, Loan Property or
Participation Facility which would be likely to result in a Summit Material Adverse Change, (ii) has received any information requests from any environmental regulatory authority with respect to a matter which would be likely to result in a Summit Material Adverse Change, or (iii) been named as a potentially responsible or liable party in any Superfund, Resource Conservation and Recovery Act, Toxic Substances Control Act or Clean Water Act proceeding or other equivalent state or federal proceeding which would be likely to result in a Summit Material Adverse Change.

      Section 3.11. Benefit Plans. Summit is in compliance with all laws and regulations applicable to its employee benefit plans where the failure to so comply would be likely to result in a Material Adverse Change.

      Section 3.12. Accounting, Tax and Regulatory Matters. Neither Summit nor any of its subsidiaries has taken or agreed to take any action or has any knowledge of any fact or circumstance that would (i) prevent the transactions contemplated hereby from qualifying as a reorganization within the meaning of
Section 368 of the Code or (ii) materially impede or delay receipt of any approval referred to in Section 4.01 or the consummation of the transactions contemplated by this Agreement.

                                  ARTICLE IV.

                          COVENANTS OF CENTRAL JERSEY

      Central Jersey hereby covenants and agrees with Summit that:

      Section 4.01. Preparation of Registration Statement and Applications for Required Consents. Central Jersey will cooperate with Summit in the preparation of a Registration Statement on Form S-4 (the "Registration Statement") to be filed with the SEC under the Securities Act for the registration of the offering of Summit Stock to be issued in connection with the Merger and the proxy statement-prospectus constituting part of the Registration Statement ("Proxy-Prospectus") that will be used by Central Jersey to solicit shareholders of Central Jersey for approval of the Merger. In connection therewith, Central Jersey will furnish all financial or other information, including using best efforts to obtain customary consents, certificates, opinions of counsel and other items concerning Central Jersey reasonably deemed necessary by counsel to Summit for the filing or preparation for filing under the Securities Act and the Exchange Act of the Registration Statement (including the proxy statement portion thereof). Central Jersey will cooperate with Summit and provide such information as may be advisable in obtaining an order of effectiveness for the Registration Statement, appropriate permits or approvals under state securities and "blue sky" laws, the required approval under the Bank Holding Company Act of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), the required approval under HOLA of the Office of Thrift Supervision of the Department of the Treasury ("OTS"), the listing of the Shares on the New York Stock Exchange (subject to official notice of issuance) and any other governmental or regulatory consents or approvals or the taking of any other governmental or regulatory action necessary to consummate the Merger without a material adverse effect on the business, results of operations, assets or financial condition of the Surviving Corporation and its subsidiaries, taken as a whole (the "Required Consents"). Summit, reasonably in advance of making such filings, will provide Central Jersey and its counsel a reasonable opportunity to comment on such filings and regulatory applications and will give due consideration to any comments of Central Jersey and its counsel before making any such filing or application; and Summit will provide Central Jersey and its counsel with copies of all such filings and applications at the time filed if such filings and applications are made at any time before the Effective Time. Central Jersey covenants and agrees that all information furnished by Central Jersey for inclusion in the Registration Statement, the Proxy-Prospectus, all applications to appropriate regulatory agencies for approval of the Merger, and all information furnished by Central Jersey to Summit pursuant to this Agreement or in connection with obtaining Required Consents, will comply in all material respects with the provisions of applicable law, including the Securities Act and the Exchange Act and the rules and regulations of the SEC thereunder, and will not contain any untrue statement of a material fact and will not omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. Central Jersey will furnish to Advest such information as Advest may reasonably request for purposes of the opinion referred to in Section 8.07.

      Section 4.02. Notice of Adverse Changes. Central Jersey will promptly advise Summit in writing of (a) any event occurring subsequent to the date of this Agreement which would render any representation or warranty of Central Jersey contained in this Agreement or the Central Jersey Schedules or the materials furnished pursuant to the Post-Signing Disclosure List (as defined in Section 4.09), if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect, (b) any Central Jersey Material Adverse Change, (c) any inability or perceived inability of Central Jersey to perform or comply with the terms or conditions of this Agreement, (d) the institution or threat of institution of litigation or administrative proceedings involving Central Jersey or any of its subsidiaries or assets, which, if determined adversely to Central Jersey or any of its subsidiaries, would have a material adverse effect upon Central Jersey and its subsidiaries taken as a whole or the ability of the parties to timely consummate the Merger and the related transactions, (e) any governmental complaint, investigation, hearing, or communication indicating that such litigation or administrative proceeding is contemplated, (f) any written notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by Central Jersey or a subsidiary subsequent to the date hereof and prior to the Effective Time, under any agreement, indenture or instrument to which Central Jersey or a subsidiary is a party or is subject and which is material to the business, operation or condition (financial or otherwise) of Central Jersey and its subsidiaries taken as a whole, and (g) any written notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement including the Merger. Central Jersey agrees that the delivery of such notice shall not constitute a waiver by Summit of any of the provisions of Articles VI or VII.

      Section 4.03. Meeting of Shareholders. Central Jersey will call a meeting of its shareholders for the purpose of voting upon this Agreement, the Merger and the transactions contemplated hereby to be held as promptly as practicable and, in connection therewith, will comply in all material respects with the New Jersey Act and the Exchange Act and all regulations promulgated thereunder governing shareholder meetings and proxy solicitations. In connection with such meeting, Central Jersey shall mail the Proxy-Prospectus to its shareholders and use, unless in the written opinion of counsel such action would be a breach of the fiduciary duties by the directors under applicable law, its best efforts to obtain shareholder approval of this Agreement, the Merger and the transactions contemplated hereby.

      Section  4.04.  Copies of Filings.  Without  limiting  the  provisions  of
Section 4.01, Central Jersey will deliver to Summit, at least twenty-four hours prior to an anticipated date of filing or distribution, all documents to be filed with the SEC or any bank regulatory authority or to be distributed in any manner to the shareholders of Central Jersey or the public.

      Section 4.05. No Material Transactions. Until the Effective Time, Central Jersey will not and will not allow any of its subsidiaries to, without the prior written consent of Summit: (a) pay (or make a declaration which creates an obligation to pay) any cash dividends, other than dividends from subsidiaries of Central Jersey to Central Jersey or other subsidiaries of Central Jersey except that Central Jersey may declare, set aside and pay a dividend up to and including the greater of $.12 per share or the dividend most recently (as of such date) declared by Summit multiplied by the Exchange Ratio; (b) declare or distribute any stock dividend or authorize or effect a stock split; (c) subject to the fiduciary duties of the Central Jersey Board of Directors, merge with, consolidate with, or sell any material asset to any other corporation, bank, or person (except for mergers of subsidiaries of Central Jersey into other subsidiaries of Central Jersey) or enter into any other transaction not in the ordinary course of business; (d) incur any liability or obligation other than intracompany obligations, make or agree to make any commitment or disbursement, acquire or dispose or agree to acquire or dispose of any property or asset (tangible or intangible), make or agree to make any contract or agreement or engage or agree to engage in any other transaction, except transactions in the ordinary course of business or other transactions of not more than $100,000; (e) subject any of its properties or assets to any lien, claim, charge, option or encumbrance, except in the ordinary course of business and for amounts not material in the aggregate to Central Jersey and its subsidiaries taken as a whole; (f) increase or enter into any agreement to increase the rate of compensation of any employee on the date hereof which is not consistent with past practices and policies or which when considered with all such increases or agreements to increase constitutes an average annualized rate exceeding five percent (5%), or pay any employee bonuses; (g) create, adopt or modify any employment or severance arrangement or any pension or profit sharing plan, bonus, deferred compensation, death benefit, retirement or other employee or director benefit plan of whatsoever nature, or change the level of benefits under any such arrangement or plan, or increase any severance or termination pay benefit or any other fringe benefit, or make, increase or amend in any manner any grant or award under any compensation plan, including stock incentive and stock option plans; (h) distribute, issue, sell or grant any of its Equity Securities or any stock appreciation rights except pursuant to the exercise of director and employee stock options under the Central Jersey Option Plans; (i) except in a fiduciary capacity, purchase, redeem, retire, repurchase, or exchange, or otherwise acquire or dispose of, directly or indirectly, any of its Equity Securities, whether pursuant to the terms of such Equity Securities or otherwise, or enter into any agreement providing for any of the foregoing transactions; (j) amend its Certificate of Incorporation or By-Laws; (k) modify, amend or cancel any of its existing borrowings other than intra-corporate borrowings and borrowings of federal funds from correspondent banks and the Federal Reserve Bank of New York or the Federal Home Loan Bank of New York or enter into any contract, agreement, lease or understanding, or any contracts, agreements, leases or understandings other than those in the ordinary course of business or which do not involve the creation of any material obligation or release of any material right of Central Jersey or any of its subsidiaries, taken as a whole; (l) create, or accelerate the exercisability of, any stock appreciation rights or options or the release of any restrictions on stock issued under the Central Jersey Benefit Plans; (m) make any employer contribution to a Central Jersey Plan or a Benefit Plan which under the terms of the particular plan is voluntary and within the sole discretion of Central Jersey to make, except such contributions made in accordance with plan terms in effect on the date hereof; or (n) make any determination or take any action, by its Compensation Committee or otherwise, under or with respect to any Central Jersey Option Plan other than routine administration of outstanding awards thereunder.

      Section 4.06. Operation of Business in Ordinary Course. Central Jersey, on behalf of itself and its subsidiaries, covenants and agrees that from and after the date hereof and until the Effective Time, it and its subsidiaries: (a) will carry on their business substantially in the same manner as heretofore and will not institute any unusual or novel methods of management or operation of their properties or business and will maintain such in their customary manner; (b) will use their best efforts to continue in effect their present insurance coverage on all properties, assets, business and personnel; (c) will use their best efforts to preserve their business organization intact, preserve their present relationships with customers, suppliers, and others having business dealings with them, and keep available their present employees, provided, however, that Central Jersey or any of its subsidiaries may terminate any employee for unsatisfactory performance or other reasonable business purpose, and provided further, however, that Central Jersey will notify and consult with Summit prior to terminating any of the five highest paid employees of Central Jersey; (d) will use their best efforts to continue to maintain fidelity bonds insuring Central Jersey and its subsidiaries against acts of dishonesty by each of their employees in such amounts (not less than present coverage) as are customary, usual and prudent for corporations or banks, as the case may be, of their size; (e) will not do anything or fail to do anything which will cause a breach of or default under any representation, warranty or covenant of Central Jersey or any contract, agreement, commitment or obligation to which they or any one of them is a party or by which they or any of their assets or properties may be bound or committed if the consequence of such, individually or in the aggregate, would be likely to have a material adverse effect on Central Jersey and its subsidiaries taken as a whole; and (f) will not change their methods of accounting in effect at March 31, 1995, or change any of their methods of reporting income and deductions for Federal income tax purposes from those employed in the preparation of their Federal income tax returns for the taxable year ending March 31, 1995, except as required by changes in laws, regulations or generally accepted accounting principles or changes that are to a preferable accounting method, and approved in writing by Central Jersey's independent certified public accountants.

      Section 4.07. Further Actions. Central Jersey will: (a) execute and deliver such instruments and take such other actions as Summit may reasonably require to carry out the intent of this Agreement; (b) use all reasonable efforts to obtain consents of all third parties and governmental bodies necessary or reasonably desirable for the consummation of the transactions contemplated by this Agreement; (c) subject to the fiduciary duties of the Central Jersey Board of Directors diligently support this Agreement in any proceeding before any regulatory authority whose approval of any of the transactions contemplated hereby is required or reasonably desirable or before any court in which litigation in respect thereof is pending; and (d) use its best efforts so that the other conditions precedent to the obligations of Summit set forth in Articles VI and VII hereof are satisfied.

      Section 4.08. Cooperation. Until the Effective Time, Central Jersey will give to Summit and to its representatives, including its accountants, KPMG Peat Marwick LLP, and its legal counsel, full access during normal business hours to all of its property, documents, contracts and records relevant to this Agreement and the Merger, will provide such information with respect to its business affairs and properties as Summit from time to time may reasonably request, and will cause its managerial employees, and will use its best efforst to cause its counsel and independent certified public accountants, to be available on reasonable request to answer questions of Summit's representatives covering the business and affairs of Central Jersey or any of its subsidiaries.

      Section 4.09. Copies of Documents. As promptly as practicable, but not later than 45 days after the date hereof, Central Jersey will furnish to or make available to Summit all the documents, contracts, agreements, papers, and writings referred to in the Central Jersey Schedules or called for by the list attached hereto as Exhibit B (the "Post-Signing Disclosure List").

      Section 4.10. Applicable Laws. Central Jersey and its subsidiaries will use their best efforts to comply promptly with all requirements which federal or state law may impose on Central Jersey or any of its subsidiaries with respect to the Merger and will promptly cooperate with and furnish information to Summit in connection with any such requirements imposed upon Summit or on any of its subsidiaries in connection with the Merger.

      Section 4.11. Agreements of Affiliated Shareholders. Central Jersey agrees to furnish to Summit, not later than 10 business days prior to the date of mailing of the Proxy-Prospectus, a list containing the name of each person who is identified in a letter received from counsel to Central Jersey as an affiliate of Central Jersey for the purposes of Rule 145 under the Securities Act (a "Central Jersey Affiliate") and shall use its best efforts to cause each Central Jersey Affiliate to enter into, prior to the date of mailing of the Proxy- Prospectus, an agreement, satisfactory in form and substance to Summit, substantially in the form of Exhibit C hereto, and effective prior to such date (an "Affiliate Agreement").

      Section 4.12. Loans and Leases to Affiliates. All loans and leases hereafter made by Central Jersey or any of its subsidiaries to any of its present or former directors or executive officers or their respective related interests shall be made only in the ordinary course of business and on the same terms and at the same interest rates as those prevailing for comparable transactions with others and shall not involve more than the normal risk of repayment or present other unfavorable features.

      Section 4.13. Confidentiality. All information furnished by Summit to Central Jersey or its representatives pursuant hereto shall be treated as the sole property of Summit and, if the Merger shall not occur, Central Jersey and its representatives shall return to Summit all of such written information and all documents, notes, summaries or other materials containing, reflecting or referring to, or derived from, such information, except that any such confidential information or notes or abstracts therefrom presented to the Board of Directors of Central Jersey or any committee thereof for the purpose of considering this Agreement, the Merger and the related transactions may be kept and maintained by Central Jersey with other records of Board, and Board committee, meetings subject to a continuing obligation of confidentiality. Central Jersey shall, and shall use its best efforts to cause its representatives to, keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. The obligation to keep such information confidential shall continue for five years from the date the proposed Merger is abandoned and shall not apply to: (i) any information which (x) was legally in Central Jersey's possession prior to the disclosure thereof by Summit, (y) was then generally known to the public, or

(z) was disclosed to Central Jersey by a third party not bound by an obligation of confidentiality; or (ii) disclosures made as required by law. It is further agreed that if, in the absence of a protective order or the receipt of a waiver hereunder, Central Jersey is nonetheless, in the written opinion of its outside counsel, compelled to disclose information concerning Summit to any tribunal or governmental body or agency or else stand liable for contempt or suffer other censure or penalty, Central Jersey may disclose such information to such tribunal or governmental body or agency without liability hereunder and shall so notify Summit. This Section 4.13 shall survive any termination of this Agreement.

      Section 4.14. Dividends. Central Jersey will coordinate with Summit the declaration of any dividends and the record and payment dates thereof so that the holders of Central Jersey Stock will not be paid two dividends for a single calendar quarter with respect to their shares of Central Jersey Stock and any shares of Summit Stock they become entitled to receive in the Merger or fail to be paid one dividend in each calendar quarter between the date hereof and the Effective Time.

      Section 4.15. Acquisition Proposals. Central Jersey agrees that neither Central Jersey nor any of its subsidiaries nor any of the respective officers and directors of Central Jersey or its subsidiaries shall, and Central Jersey shall direct and use its best effort to cause its employees, affiliates, agents and representatives (including, without limitation, any investment banker, broker,  financial or investment  advisor,  attorney or  accountant  retained by
Central Jersey or any of its subsidiaries) not to, initiate, solicit or encourage, directly or indirectly, any inquiries proposals or offers with respect to, or engage in any negotiations or discussions with any person, provide any nonpublic information, or authorize or enter into any agreement or agreement in principle concerning, or recommend or endorse any Acquisition Proposal (as defined below); provided however, that the Board of Directors of Central Jersey may furnish or cause to be furnished nonpublic information and may participate in such discussions and negotiations directly or through its representatives and may authorize or enter into any agreement or agreement in principle concerning, or recommend or endorse any Acquisition Proposal (as defined below), if such Board of Directors has determined, after having consulted with and received the written opinion of outside counsel to the effect, that the failure to provide such nonpublic information or participate in such negotiations and discussions or authorize or enter into or recommend or endorse any agreement or agreement in principle relating to an Acquisition Proposal would cause the members of such Board of Directors to breach their fiduciary duties under applicable laws. "Acquisition Proposal" is hereby defined to be any offer, including an exchange offer or tender offer, or proposal concerning a merger, consolidation, or other business combination or takeover transaction involving Central Jersey or any of its subsidiaries or the acquisition of any assets (otherwise than as permitted by Section 4.05) or securities of Central Jersey or any of its subsidiaries. Central Jersey will immediately cease and cause to be terminated any existing activities, discussion or negotiations with any parties conducted heretofore with respect to any of the foregoing. Central Jersey will take the necessary steps to inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section. In addition, Central Jersey will notify Summit by telephone to its chief executive officer or general counsel promptly upon receipt of any communication with respect to a proposed Acquisition
Proposal with another person or receipt of a request for information from any governmental or regulatory authority with respect to a proposed acquisition of Central Jersey or any of its subsidiaries or assets by another party, and will immediately deliver as soon as possible by facsimile transmission, receipt acknowledged, to the Summit officer notified as required above a copy of any document relating thereto promptly after any such document is received by Central Jersey.

      Section 4.16 Tax Opinion Certificates. Central Jersey shall execute and deliver to Thompson & Coburn any tax opinion certificate reasonably required by Thompson & Coburn in connection with the issuance of one or more of the Tax Opinions (as defined at Section 6.03), dated as of the date of effectiveness of the Registration Statement and as of the Closing Date, and Central Jersey shall use its best efforts to cause each of its executive officers, directors and holders of five percent (5%) or more of outstanding Central Jersey Stock (including shares beneficially held) to execute and deliver to Thompson & Coburn any tax opinion certificate reasonably required by Thompson & Coburn in connection with the issuance of one or more of the Tax Opinions, dated as of the date of effectiveness of the Registration Statement and as of the Closing Date.

                                  ARTICLE V.

                              COVENANTS OF SUMMIT

      Summit hereby covenants and agrees with Central Jersey that:

      Section 5.01. Approvals and Registrations. Summit will use its best efforts to prepare and file (a) with the SEC, the Registration Statement, (b) with the Federal Reserve Board, an application for approval of the Merger, (c) with the OTS, an application for approval of Summit as a savings and loan holding company, and (d) with the New York Stock Exchange, an application for the listing of the shares of Summit Stock issuable upon the Merger, subject to official notice of issuance, except that Summit shall have no obligation to file a new registration statement or a post-effective amendment to the Registration Statement covering any reoffering of Summit Stock by Central Jersey Affiliates. Summit covenants and agrees that all information furnished by Summit for inclusion in the Registration Statement, the Proxy-Prospectus, and all applications and submissions for the Required Consents will comply in all material respects with the provisions of applicable law, including the Securities Act and the Exchange Act and the rules and regulations of the SEC, Federal Reserve Board and OTS, and will not contain any untrue statement of a material fact and will not omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. Summit will furnish to Advest, investment bankers advising Central Jersey, such information as they may reasonably request for purposes of the opinion referred to in Section 8.07.

      Section 5.02. Notice of Adverse Changes. Summit will promptly advise Central Jersey in writing of (a) any event occurring subsequent to the date of this Agreement which would render any representation or warranty of Summit contained in this Agreement or the Summit Schedules, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect,

(b) any Summit Material Adverse Change, (c) any inability or perceived inability of Summit to perform or comply with the terms or conditions of this Agreement,
(d) the institution or threat of institution of material litigation or administrative proceeding involving Summit or its assets which, if determined adversely to Summit, would have a material adverse effect on Summit and its subsidiaries taken as a whole or the Merger, (e) any governmental complaint, investigation, or hearing or communication indicating that such litigation or administrative proceeding is contemplated, (f) any written notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by Summit subsequent to the date hereof and prior to the Effective Time, under any agreement, indenture or instrument to which Summit is a party or is subject and which is material to the business, operation or condition (financial or otherwise) of Summit and its subsidiaries taken as a whole, and (g) any written notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement including the Merger. Summit agrees that the delivery of such notice shall not constitute a waiver by Central Jersey of any of the provisions of Articles VI or VIII.

      Section 5.03. Copies of Filings. Summit shall promptly provide to Central Jersey and its counsel copies of the applications filed with the Federal Reserve Board and the OTS and all reports filed by it with the SEC on Forms 10-Q, 8-K and 10-K.

      Section 5.04. Further Actions. Summit will: (a) execute and deliver such instruments and take such other actions as Central Jersey may reasonably require to carry out the intent of this Agreement; (b) use all reasonable efforts to obtain consents of all third parties and governmental bodies necessary or reasonably desirable for the consummation of the transactions contemplated by this Agreement; (c) diligently support this Agreement in any proceeding before any regulatory authority whose approval of any of the transactions contemplated hereby is required or reasonably desirable or before any court in which litigation in respect thereof is pending; and (d) use its best efforts so that the other conditions precedent to the obligations of Central Jersey set forth in Articles VI and VIII hereof are satisfied.

      Section 5.05. Applicable Laws. Summit will use its best efforts to comply promptly with all requirements which federal or state law may impose on Summit with respect to the Merger and will promptly cooperate with and furnish information to Central Jersey in connection with any such requirements imposed upon Central Jersey or on any of its subsidiaries in connection with the Merger.

      Section 5.06. Unpaid Central Jersey Dividends. By virtue of the Merger and without further action on anyone's part, Summit shall assume the obligation of Central Jersey to pay dividends, if any, on Central Jersey Stock which have a record date prior to the Effective Time but which are not payable until after the Effective Time.

      Section 5.07. Cooperation. Until the Effective Time, Summit will provide such information with respect to its business affairs and properties as Central Jersey from time to time may reasonably request, and will cause its managerial employees, counsel and independent certified public accountants to be available on reasonable request to answer questions of Central Jersey's representatives covering the business and affairs of Summit or any of its subsidiaries.

      Section 5.08. Confidentiality. All information furnished by Central Jersey to Summit or its representatives pursuant hereto shall be treated as the sole property of Central Jersey and, if the Merger shall not occur, Summit and its representatives shall return to Central Jersey all of such written information and all documents, notes, summaries or other materials containing, reflecting or referring to, or derived from, such information, except that any such confidential information or notes or abstracts therefrom presented to the Board of Directors of Summit or any committee thereof for the purpose of considering this Agreement, the Merger and the related transactions may be kept and maintained by Summit with other records of Board, and Board committee, meetings subject to a continuing obligation of confidentiality. Summit shall, and shall use its best efforts, to cause its representatives to, keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. The obligation to keep such information confidential shall continue for five years from the date the proposed Merger is abandoned and shall not apply to: (i) any information which
(x) was legally in Summit's possession prior to the disclosure thereof by Central Jersey, (y) was then generally known to the public, or (z) was disclosed to Summit by a third party not bound by an obligation of confidentiality; or
(ii) disclosures made as required by law. It is further agreed that if, in the absence of a protective order or the receipt of a waiver hereunder, Summit is nonetheless, in the written opinion of its counsel, compelled to disclose information concerning Central Jersey to any tribunal or governmental body or agency or else stand liable for contempt or suffer other censure or penalty, Summit may disclose such information to such tribunal or governmental body or agency without liability hereunder and shall so notify Central Jersey in advance to the extent practicable. This Section 5.08 shall survive any termination of this Agreement.

      Section 5.09. Further Transactions. Summit continually evaluates possible acquisitions and may prior to the Effective Time enter into one or more agreements providing for, and may consummate the acquisition by it of another bank, association, bank holding company, savings and loan holding company or other company (or the assets thereof) for consideration that may include Summit Stock. In addition, prior to the Effective Time, Summit may, depending on market conditions and other factors, otherwise determine to issue equity-linked or other securities for financing purposes. Notwithstanding the foregoing, Summit will not take any action that would (i) prevent the transactions and contemplated hereby from qualifying as a reorganization within the meaning of
Section 368 of the Code or (ii) materially impede or delay receipt of any Required Consent or the consummation of the transactions contemplated by this Agreement.

      Section 5.10. Indemnification.

      (a) Summit shall indemnify, and advance expenses in matters that may be subject to indemnification to, persons who served as directors and officers of Central Jersey or any subsidiary of Central Jersey on or before the Effective Time with respect to liabilities and claims (and related expenses, including fees and disbursements of counsel) made against them resulting from their service as such prior to the Effective Time in accordance with and subject to the requirements and other provisions of the Restated Certificate of Incorporation and By-Laws of Summit in effect on the date of this Agreement and applicable provisions of law to the same extent as Summit is obliged thereunder to indemnify and advance expenses to its own directors and officers with respect to liabilities and claims made against them resulting from their service for Summit.

      (b) For a period of six (6) years after the Effective Time, Summit will use its best efforts to provide to the persons who served as directors or officers of Central Jersey or any subsidiary of Central Jersey on or before the Effective Time insurance against liabilities and claims (and related expenses) made against them resulting from their service as such prior to the Effective Time comparable in coverage to that provided by Summit to its own directors and officers, but, if not available on commercially reasonable terms, then coverage substantially similar in all material respects to the insurance coverage provided to them in such capacities at the date hereof; provided, however, that in no event shall Summit be required to expend more than 200% of the current amount expended by Central Jersey (the "Insurance Amount") to maintain or procure insurance coverage pursuant hereto, and, further provided, that if Summit is unable to maintain or obtain the insurance called for by this Section 5.10, Summit shall use its best efforts to obtain as much comparable insurance as is available for the Insurance Amount. Central Jersey shall renew any existing insurance or purchase any "discovery period" insurance provided for thereunder at Summit's request.

      (c) This Section 5.10 shall be construed as an agreement as to which the directors and officers of Central Jersey referred to herein are intended to be third party beneficiaries and shall be enforceable by the such persons and their heirs and representatives.

      (d) If Summit or any of its successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then in each such case, Summit or such successor or assign shall take such actions as shall be necessary for the successors or assigns of Summit to assume the obligations set forth in this
Section 5.10.

      Section 5.11.   Employee Matters.

      (a) After the Effective Time, Summit may in its discretion maintain, terminate, merge or dispose of (i) the Central Jersey Plans, (ii) the Benefit Plans, and (iii) all other medical, major medical, disability, life insurance, accidental death and dismemberment insurance, dental, vision care, or other health or welfare plan maintained by Central Jersey (the "Health or Welfare Plans"); provided, however, that any action taken by Summit shall comply with ERISA and other applicable laws, including laws regarding the preservation of employee pension benefit plan benefits and, provided further, that if Summit maintains a plan available to all its employees generally which is similar in benefits, character or nature to, or which covers risks similar to those covered by, a Central Jersey Plan, a Benefit Plan or a Health or Welfare Plan available to all Central Jersey employees generally, then, if such Central Jersey plan is terminated by Summit or is otherwise rendered inactive by Summit,

Summit shall offer to the former employees of Central Jersey affected by such plan termination or cessation of activity the opportunity to participate in the similar plan of Summit without being subject to any exclusions due to pre-existing conditions and such employees shall be given credit for years of service with Central Jersey for purposes of eligibility, vesting and benefit accrual purposes, except benefit accruals under the Summit Retirement Plan, Summit supplemental employee retirement plans and Summit severance plans.

      (b) After the Effective Time, Central Jersey employees shall not be entitled to participate automatically in benefits plans, programs or arrangements of Summit not maintained by Summit for its employees generally, including without limitation bonus plans, stock option plans, stock award plans, severance plans and reduction in force plans, but shall be allowed to participate if and only if selected for participation by the persons authorized by the terms of such plans to select participants.

      (c) Following the Effective Time, Summit shall assume the obligations of Central Jersey with respect to the following agreements, policies or plans existing prior to the date hereof which have been disclosed in the Central Jersey Schedules: (i) employment agreements and (ii) severance pay plan, but excluding from the coverage of this clause (ii) persons party to employment agreements covered by clause (i).

      (d) If Summit or any of its successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then in each such case, Summit or such successor or assign shall take such actions as shall be necessary for the successors or assigns of Summit to assume the obligations set forth in this
Section 5.11.

                                  ARTICLE VI.

         CONDITIONS PRECEDENT TO THE RESPECTIVE OBLIGATIONS OF SUMMIT AND CENTRAL JERSEY

      The respective obligations of Summit and Central Jersey under this Agreement to consummate the Merger are subject to the satisfaction of all the following conditions, compliance with which or the occurrence of which may only be waived in whole or in part in writing by Summit and Central Jersey in accordance with Section 10.09:

      Section 6.01. Receipt of Required Consents. Summit and Central Jersey shall have received the Required Consents; the Required Consents shall not, in the reasonable opinion of Summit or Central Jersey, contain restrictions or limitations which would materially adversely affect the financial condition of Summit after consummation of the Merger; the Required Consents and the transactions contemplated hereby shall not on the Closing Date be contested by any federal or state governmental authority; and on the Closing Date the Required Consents needed for the Merger shall have been obtained and shall not have been withdrawn or suspended.

      Section 6.02. Effective Registration Statement. The Registration Statement shall have been declared effective by the SEC; no stop order suspending the effectiveness of the Registration Statement shall have been issued and remain in effect on the Closing Date; and no proceeding for that purpose shall have been initiated or, to the knowledge of Summit or Central Jersey, shall be contemplated or threatened by the SEC on the Closing Date.

      Section  6.03.  Tax  Matters.   At  the  time  of   effectiveness  of  the
Registration Statement and at the Closing Date, each of Summit and Central Jersey shall have received from Thompson & Coburn an opinion (the "Tax Opinion"), reasonably satisfactory in form and substance to them, to the effect that (a) the Merger will constitute a tax-free reorganization within the meaning of Section 368 of the Code, (b) except with respect to fractional share interests, holders of Central Jersey Stock who receive solely Summit Stock in the Merger will not recognize gain or loss for federal income tax purposes, (c) the basis of such Summit Stock (including any fractional share for which cash is received) will equal the basis of the Central Jersey Stock for which it is exchanged and (d) the holding period of such Summit Stock (including any fractional share for which cash is received) will include the holding period of the Central Jersey Stock for which it is exchanged, assuming that such Central Jersey Stock is a capital asset in the hands of the holder thereof at the Effective Time.

In addition, no condition or set of facts or circumstances shall exist at the Closing Date which will either (x) preclude any of the parties to this Agreement from satisfying the terms or conditions of, or assumptions made in, the Tax Opinions, as the case may be, or (y) result in any of the factual assumptions contained in the Tax Opinions being untrue.

      Section 6.04. Absence of Litigation. At the Closing Date, no investigation by any state or federal agency, and no action, suit, arbitration or proceeding before any court, state or federal agency, panel or governmental or regulatory body or authority, shall have been instituted or threatened against Summit or any of its subsidiaries, or Central Jersey or any of its subsidiaries, that is material to the Merger or to the financial condition of Summit and its subsidiaries taken as a whole or Central Jersey and its subsidiaries taken as a whole, as the case may be. At the Closing Date, no order, decree, judgment, or regulation shall have been entered or law or regulation adopted by any such agency, panel, body or authority which enjoined or has a material adverse effect upon the Merger or on the financial condition of Summit and its subsidiaries taken as a whole or Central Jersey and its subsidiaries taken as a whole, as the case may be.

      Section 6.05. NYSE Listing. At the Closing Date, the shares of Summit Stock to be issued in the Merger shall have been listed on the New York Stock Exchange subject to official notice of issuance.

                                  ARTICLE VII.

               CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SUMMIT

      The obligation of Summit to consummate the Merger is subject to the satisfaction of all of the following conditions, compliance with which or the occurrence of which may be waived in whole or in part by Summit in writing in accordance with Section 10.09:

      Section 7.01. No Adverse Changes. During the period from March 31, 1995 to the Closing Date there shall not have been any Central Jersey Material Adverse Change, and Central Jersey and its subsidiaries shall have not sustained any material loss or damage to their properties, whether or not insured, which materially affects the ability of Central Jersey and its subsidiaries, taken as a whole, to conduct their business.

      Section 7.02. Representations and Covenants. Except with respect to matters resulting from transactions specifically contemplated by this Agreement, all representations and warranties made by Central Jersey in this Agreement and the Central Jersey Schedules and the material furnished pursuant to the Post-Signing Disclosure List shall be true and correct in all material respects on the date of this Agreement, and in all material respects on the Closing Date with the same force and effect as if such representations and warranties were made on the Closing Date. Central Jersey shall have complied in all material respects with all covenants and agreements contained herein to be performed by Central Jersey on or before the Closing Date.

      Section 7.03. Secretary's Certificate. Central Jersey shall have furnished to Summit a certificate dated the Closing Date to which shall be attached copies of all resolutions adopted or minutes of actions taken by the Board of Directors (including committees thereof) and shareholders of Central Jersey relating to this Agreement, the Merger Agreement and the Merger and related transactions, a copy of which resolutions shall be attached to such certificate, which such certificate shall be signed by the Secretary of Central Jersey and certify to the satisfaction of the condition set forth in Section 7.09 and the trueness, correctness, completeness and continuing effectiveness of all resolutions and actions contained or referenced in the aforementioned attachments.

      Section 7.04. Officer's Certificate. Central Jersey shall have furnished to Summit a certificate signed by the President of Central Jersey, dated the Closing Date, certifying to the satisfaction of the conditions set forth at Sections 6.01, 6.02 (last clause), 6.03 (last paragraph) and Section 6.04, as they relate to Central Jersey, and at Sections 7.01, 7.02, 7.07 and 7.10.

      Section 7.05. Opinion of Central Jersey's Counsel. Summit shall have received an opinion of counsel to Central Jersey, dated the Closing Date and reasonably satisfactory in form and substance to counsel for Summit, substantially to the effect provided in Exhibit D.

      Section 7.06. Approvals of Legal Counsel. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all related legal matters shall be reasonably satisfactory to counsel to Summit, and such counsel shall have been furnished with certified copies of actions and proceedings and such other documents and instruments as they shall have reasonably requested.

      Section 7.07. Consents to Central Jersey Contracts. All consents, approvals or waivers, in form and substance reasonably satisfactory to Summit, required to be obtained in connection with the Merger from other parties to each mortgage, note, lease, permit, franchise, loan or other agreement, or contract to which Central Jersey or any of its subsidiaries is a party or by which they or any of their assets or properties may be bound or committed, which contract is material to the business, franchises, operations, assets or financial condition (financial or otherwise) of Central Jersey and its subsidiaries on a consolidated basis, shall have been obtained.

      Section 7.08. FIRPTA Affidavit. Central Jersey shall have delivered to Summit an affidavit of an executive officer of Central Jersey stating, under penalties of perjury, that Central Jersey is not and has not been a United States real property holding company (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

      Section 7.09. Shareholder Approval. The shareholders of Central Jersey, at the meeting contemplated by this Agreement, shall have authorized and approved the Merger and this Agreement and all transactions contemplated by this Agreement as and to the extent required by all applicable laws and regulations and the provisions of Central Jersey's Certificate of Incorporation and By-Laws.

      Section 7.10. Absence of Regulatory Agreements. Neither Central Jersey nor any Central Jersey subsidiary shall be a party to any agreement or memorandum of understanding with, or commitment letter to, or board of directors resolution submitted to or similar undertaking made to, or be subject to any order or directive by, or be a recipient of any extraordinary supervisory letter from, any governmental or regulatory authority which restricts materially the conduct of its respective business or has a material adverse effect upon the Merger or upon the financial condition of Bank or Central Jersey and its subsidiaries taken as a whole, and neither Central Jersey nor Bank shall have been advised by any governmental or regulatory authority that such authority is contemplating issuing or requesting, or considering the appropriateness of issuing or requesting, any of the foregoing.

The receipt of the documents required by this Article VII by Summit shall in no way constitute a waiver by Summit of any of the provisions of or its rights under this Agreement.

                                  ARTICLE VIII

            CONDITIONS PRECEDENT TO THE OBLIGATION OF CENTRAL JERSEY

      The obligation of Central Jersey to consummate the Merger is subject to the satisfaction of all of the following conditions, compliance with which or the occurrence of which may be waived in whole or in part by Central Jersey in writing in accordance with Section 10.09:

      Section 8.01. No Adverse Changes. During the period from December 31, 1995 to the Closing Date there shall not have been any Summit Material Adverse Change, and Summit and its subsidiaries shall not have sustained any material loss or damage to their properties, whether or not insured, which materially affects the ability of Summit and its subsidiaries, taken as a whole, to conduct their business.

      Section 8.02. Representations and Covenants. Except with respect to matters resulting from transactions specifically contemplated by this Agreement, all representations and warranties made by Summit in this Agreement shall be true and correct in all material respects on the date of this Agreement and, in all material respects, on the Closing Date with the same force and effect as if such representations and warranties were made on the Closing Date. Summit shall have complied in all material respects with all covenants and agreements contained herein or therein to be performed by Summit on or before the Closing Date. The entry by Summit after the date hereof into any agreement to acquire any company or other entity, the issuance of up to $1 billion of debt or equity or a combination of debt and equity, and the issuance of Series R Preferred Stock pursuant to Summit's Shareholder Rights Plan, the redemption or repurchase by Summit of its Common Stock, Series B Adjustable Rate Cumulative Preferred Stock, Series C Adjustable Rate Cumulative Preferred Stock, the Rights attached to Summit Common Stock or the Series R Preferred Stock issuable pursuant to Summit's Shareholder Rights Plan, and any transactions reasonably necessary or appropriate in connection therewith, are specifically permitted by this Agreement.

      Section 8.03. Secretary's Certificate. Summit shall have furnished to Central Jersey a certificate dated the Closing Date to which shall be attached copies of all resolutions adopted or minutes of actions taken by the Board of Directors (including committees thereof) and shareholders of Summit relating to this Agreement, the Merger Agreement and the Merger and related transactions, a copy of which resolutions shall be attached to such certificate, which such certificate shall be signed by the Secretary of Summit and certify to the trueness, correctness, completeness and continuing effectiveness of all resolutions and actions contained or referenced in the aforementioned attachments.

      Section 8.04. Officer's Certificate. Summit shall have furnished to Central Jersey a certificate signed by the Chairman, Vice Chairman, President or an Executive Vice President of Summit, dated the Closing Date, certifying to the satisfaction of the conditions set forth at Sections 6.01 and 6.02, the last paragraph of Section 6.03, and Sections 6.04 and 6.05, as they relate to Summit, and Sections 8.01, 8.02 and 8.08.

      Section 8.05. Opinions of Summit Counsel. Central Jersey shall have received an opinion of the General Counsel for Summit, dated the Closing Date and reasonably satisfactory in form and substance to counsel for Central Jersey, substantially to the effect provided in Exhibit E.

      Section 8.06. Approvals of Legal Counsel. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all related legal matters shall be reasonably satisfactory to counsel to Central Jersey, and such counsel shall have been furnished with certified copies of actions and proceedings and such other documents and instruments as they shall have reasonably requested.

      Section 8.07. Fairness Opinion. The Proxy-Prospectus shall have contained the favorable signed opinion of Advest, dated the date of the Proxy-Prospectus or a date not more than five business days prior thereto, regarding the fairness from a financial point of view of the consideration to be received by the shareholders of Central Jersey in the Merger.

      Section 8.08. Absence of Regulatory Agreements. Neither Summit nor any of its bank subsidiaries shall be a party to any agreement or memorandum of understanding with, or commitment letter to, or board of directors resolution submitted to or similar undertaking made to, or be subject to any order or directive by, or be a recipient of any extraordinary supervisory letter from, any governmental or regulatory authority which restricts materially the conduct of Summit's business or has a material adverse effect upon the Merger or upon the financial condition of Summit and its subsidiaries taken as a whole, and neither Summit nor any of its bank subsidiaries shall have been advised by any governmental or regulatory authority that such authority is contemplating issuing or requesting, or considering the appropriateness of issuing or requesting, any of the foregoing.

      Section 8.09. Central Jersey Shareholder Approval. The shareholders of Central Jersey, at the meeting contemplated by this Agreement, shall have authorized and approved the Merger and this Agreement and all transactions contemplated by this Agreement as and to the extent required by all applicable laws and regulations and the provisions of Central Jersey's Certificate of Incorporation and By-Laws.

The receipt of the documents required by this Article VIII by Central Jersey shall in no way constitute a waiver by Central Jersey of any of the provisions of or its rights under this Agreement.

                                   ARTICLE IX

                          CLOSING; TERMINATION RIGHTS

      Section 9.01. Closing. Unless a different place and time are agreed to by the parties hereto, the closing of the Merger (the "Closing") shall take place on a date determined by Summit on at least five business days notice (the "Closing Notice") given to Central Jersey, at the office of Summit, 301 Carnegie Center, Princeton, New Jersey, commencing at 10:00 a.m., which date shall not be later than

30 days after the last to occur of the following:

      (a) the date of the approval of the Merger by the shareholders of Central Jersey in accordance with Section 7.09;

      (b) if the transactions contemplated by this Agreement are being contested in any legal proceeding, the date that such proceeding has been brought to a conclusion favorable, in the judgment of Summit and Central Jersey, to the consummation of the transactions contemplated herein or such prior date as Summit and Central Jersey shall elect, whether or not such proceeding has been brought to a conclusion; or

      (c) the date of receipt of the last of the Required Consents (and the expiration of any required waiting period required by statute or incorporated into such Required Consents);

Such date is sometimes referred to herein as the "Closing Date". In the Closing Notice, Summit shall specify the "Determination Date" for purposes of determining the Average Price, which date shall not be more than ten business days prior to the Closing Date. At the Closing, the parties will exchange certificates, legal opinions and other documents for the purpose of determining whether the conditions precedent to the obligations of the parties set forth herein have been satisfied or waived. After all such conditions have been satisfied or waived, Summit shall cause the Certificate of Merger to be filed with the New Jersey Secretary of State in accordance with Section 1.06. All proceedings to be taken and all documents to be executed and delivered by all parties at the Closing shall be deemed so taken, executed and delivered simultaneously, and no proceedings shall be deemed taken or any documents executed or delivered until all have been taken, executed or delivered.

      Section 9.02. Termination Rights.

      (a) The Boards of Directors of Central Jersey and Summit may terminate this Agreement by mutual consent at any time prior to the Effective Time. In addition, if either party shall refuse to close because, on the date on which the Closing must be held as determined by Section 9.01, all the conditions precedent to its obligation to close under Article VI shall not have been met, the Board of Directors of such party may terminate this Agreement by giving written notice of such termination to the other party. Furthermore, the Board of Directors of either party may terminate this Agreement in the event that:

      (i) the shareholders of Central Jersey at the meeting of shareholders contemplated by Section 4.03, called for the purpose of approving the Merger, this Agreement and the transactions contemplated by this
      Agreement, upon voting, shall have failed to approve the Merger, this Agreement and the transactions contemplated hereby by the requisite vote, or

      (ii) a material breach of a warranty or representation or covenant made by the other party shall have occurred and such breach has not been cured, or is not capable of being cured, within 30 days after written notice of the existence thereof shall have been given to the other party (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein);

      (iii) Central Jersey's investment banker is unable to deliver to Central Jersey by September 30, 1996 the opinion required by Section 8.07; or

      (iv) the Closing is not consummated on or before March 31, 1997, unless the failure of such occurrence shall be due solely to the failure of the party seeking to terminate this Agreement to perform or observe its agreements set forth in this Agreement required to be performed or observed by such party on or before the Closing Date.

      (b) If either party shall refuse to close because, on the date on which the Closing must be held as determined by Section 9.01, all the conditions to its obligation to close (other than a condition set forth in Article VI) shall not have been met (other than a failure of the condition set forth at Section
7.09 or 8.07 due to the circumstances set forth in Section 9.02(a)(i) hereof or a failure of the condition set forth at Section 8.07 due to the circumstances set forth at Section 9.02(a)(iii) hereof), the Board of Directors of such party may terminate this Agreement by giving written notice of such termination to the other party.

      (c) Upon a termination of this Agreement pursuant to this Section 9.02 or Sections 1.03(a)(2) or 1.03(a)(3) hereof:

      (i) the obligations of the parties under this Agreement (except for those under this Section 9.02 and Sections 4.13 and 5.08) shall terminate and be of no further force or effect and each party shall be mutually released and discharged from liability to the other party or to any third parties hereunder, and

      (ii) no party shall be liable to any other party for any costs or expenses paid or incurred in connection herewith by such other party, except that expenses incurred in connection with printing the Proxy Statement and the Registration Statement, and the filing fees of regulatory authorities or self-regulatory organizations, shall be borne equally by Summit and Central Jersey; provided, however, that: (A) if Central Jersey terminates this Agreement pursuant to Section 9.02(a)(ii) or Section 9.02(b), Summit shall reimburse Central Jersey for its out-of-pocket expenses reasonably incurred in connection with this Agreement, including counsel fees and the printing and filing fees referred to above, but excluding any brokers', finders' or investment bankers' fees; and (B) if Summit terminates this Agreement pursuant to Section 9.02(a)(ii), Section 9.02(b) or Section 9.02(d), Central Jersey shall reimburse Summit for its out-of-pocket expenses reasonably incurred in connection with this Agreement, including counsel fees and the printing and filing fees referred to above, but excluding any brokers', finders' or investment bankers' fees.

      (d) The Board of Directors of Summit may terminate this Agreement if Central Jersey does not execute and deliver the Option Agreement by the day immediately following the date hereof.

      (e) Notwithstanding any termination of this Agreement, (i) Central Jersey shall indemnify and hold Summit harmless from and against any claim by any broker or finder asserting a right to brokerage commissions or finders' fees as a result of any action allegedly taken by or understanding allegedly reached with Central Jersey and (ii) Summit shall indemnify and hold Central Jersey harmless from and against any claim by any broker or finder asserting a right to brokerage commissions or finders' fees as a result of any action allegedly taken by or understanding allegedly reached with Summit.

      (f) Except as provided otherwise herein in the event of a termination of this Agreement, Central Jersey and its subsidiaries shall bear their own expenses incident to preparing, entering into and carrying out this Agreement and to consummating the Merger, provided, however, that Summit shall pay all printing expenses and filing fees associated with the Registration Statement, the Proxy- Prospectus and regulatory applications.

                                   ARTICLE X

                                 MISCELLANEOUS

      Section 10.01. Press Releases. At all times until the Closing Date or the termination of this Agreement, each party shall promptly advise and consult with the other prior to issuing, or permitting any of its subsidiaries, directors, officers, employees or agents to issue, any press release or other information to the press or any third party with respect to this Agreement, or the transactions contemplated hereby.

      Section 10.02. Article and Section Headings. Article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      Section 10.03. Entire Agreement; Amendments. This Agreement, the Central Jersey Schedules, and the Exhibits hereto constitute the entire agreement between the parties pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth herein or therein. No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby (or in the case of a termination occurring pursuant to Section 9.02 hereof by the party exercising a right to terminate this Agreement). No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof or thereof (whether or not similar), nor shall any waiver constitute a continuing waiver unless otherwise expressly provided in the instrument granting such waiver. The parties hereto may amend or modify this Agreement in such manner as may be agreed upon by a written instrument executed by the parties, except that, after the meeting described in
Section 7.09 hereof, no such amendment or modification shall reduce the amount of, or change the forms of consideration to be received by the shareholders of Central Jersey contemplated by this Agreement, unless such modification is submitted to a vote of the shareholders of Central Jersey.

      Section 10.04. Survival of Representations, Warranties and Covenants. No investigation made by the parties hereto made heretofore or hereafter shall affect the representations and warranties of the parties which are contained herein and each such representation and warranty shall survive such investigation. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for those representations, covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time.

      Section 10.05. Notices. Any notice or other communication required or permitted hereunder shall be in writing, and shall be deemed to have been given, unless otherwise specified in a particular provision of this Agreement, if placed in the mail, registered or certified, postage prepaid, or if delivered personally or by courier, receipt requested, or by facsimile transmission, receipt acknowledged addressed as follows:

      Summit:                       Summit Bancorp.
                                    Attn: John G. Collins
                                    301 Carnegie Center
                                    P.O. Box 2066
                                    Princeton, NJ 08543-2066
                                    Telephone No.:  609-987-3422
                                    Facsimile No.:  609-987-3435


      With a copy to:               Richard F. Ober, Jr., Esq.
                                    Summit Bancorp.
                                    301 Carnegie Center
                                    P.O. Box 2066
                                    Princeton, NJ 08543-2066
                                    Telephone No.:  609-987-3430
                                    Facsimile No.:  609-987-3435

      Central Jersey:               Central Jersey Financial Corporation
                                    591 Cranbury Road
                                    East Brunswick, New Jersey   08816

                                    Attention: Mrs. L. Doris Fritsch, President
                                    Telephone No.: 908-254-6600
                                    Facsimile No.:   908-254-5364

      With a copy to:               John J. Spidi, Esq.
                                    Malizia, Spidi, Sloane & Fisch, P.C.
                                    1301 K Street, N.W., Suite 700 East
                                    Washington, DC 20005
                                    Telephone No.: 202-434-4660
                                    Facsimile No.: 202-434-4661

or to such other address as such party may designate by notice to the others, which change of address shall be deemed to have been given upon receipt.

      A notice or other communication hereunder shall be deemed delivered (i) if mailed by certified or registered mail to the proper address, with adequate postage prepaid, on the fifth business day following posting or (ii) if delivered by other means, when received by the party to whom it is directed.

      Section 10.06. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New Jersey, without giving effect to the provisions, policies or principles thereof relating to choice or conflict of laws.

     Section 10.07. Counterparts. This Agreement is being executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

     Section 10.08. Binding Effect. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

     Section 10.09. Extensions; Waivers and Consents. Either party hereto, by written instrument signed by its Chairman, Vice Chairman, President, or Chief Financial Officer, may extend the time for the performance of any of the obligations of the other party hereto, and may waive, at any time before or after approval of this Agreement and the transactions contemplated hereby by the shareholders of Bank, subject to the provisions of Section 10.03 hereof: (i) any inaccuracies of the other party in the representations and warranties in this Agreement or any other document delivered pursuant hereto or thereto; (ii) compliance with any of the covenants or agreements of the other party contained in this Agreement; (iii) the performance (including performance to the satisfaction of a party or its counsel) by the other party of any of its obligations hereunder or thereunder; and (iv) the satisfaction of any conditions to the obligations of the waiving party hereunder or thereunder. Any consent or approval of a party hereunder shall be effective only if signed by the Chairman, Vice Chairman, President or Chief Financial Officer of such party. Subject to
Section 10.03, no such instrument, consent or approval may modify the form or amount of consideration to be received by the shareholders of Central Jersey.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in counterparts by their duly authorized officers as of the date first above written.

                                    SUMMIT BANCORP.

                                    By________________________________________
                                      John G. Collins
                                      Vice Chairman of the Board



                                    CENTRAL JERSEY FINANCIAL
                                    CORPORATION

                                    By /s/L. Doris Fritsch
                                    ----------------------
                                       L. Doris Fritsch
                                       President